HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                                                  SEPTEMBER 30,   December 31,
(IN THOUSANDS, EXCEPT SHARE DATA)                                                      1999           1998
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                            $   296,962    $   293,882
Federal funds sold                                                                     142,306         85,397
                                                                                   -----------    -----------
                                                 TOTAL CASH AND CASH EQUIVALENTS       439,268        379,279
Investment securities available for sale, at market value                            2,919,269      2,660,308
Investment securities held to maturity, at cost (market value of $597,222 and
     $639,263 at 1999 and 1998, respectively)                                          614,727        635,648
Mortgage Loans and other assets held for sale                                           24,135         28,747
Loans:
     Residential mortgages                                                           1,644,824      1,739,054
     Commercial real estate mortgages                                                  991,627        978,040
     Commercial and financial                                                        1,429,155      1,237,685
     Consumer credit                                                                   852,844        808,933
     Credit card                                                                       223,353        107,331
                                                                                   -----------    -----------
                                                                     TOTAL LOANS     5,141,803      4,871,043
     Less: Allowance for possible loan losses                                          (73,815)       (76,043)
                                                                                   -----------    -----------
                                                                       NET LOANS     5,067,988      4,795,000
Premises and equipment, net                                                            117,276        114,604
Other real estate owned                                                                  4,610          4,527
Intangibles, net of amortization                                                       106,478         83,049
Other assets                                                                           208,129        196,613
                                                                                   -----------    -----------
                                                                    TOTAL ASSETS   $ 9,501,880    $ 8,897,775
                                                                                   ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest bearing                                                           $ 1,202,003    $ 1,214,521
     Interest bearing                                                                5,396,690      5,558,715
                                                                                   -----------    -----------
                                                                  TOTAL DEPOSITS     6,598,693      6,773,236
Borrowings                                                                           2,025,074        970,410
Other liabilities                                                                       55,555        276,904
                                                                                   -----------    -----------
                                                                                     8,679,322      8,020,550
Subordinated debt                                                                      132,000        132,000
Company-obligated mandatorily redeemable preferred capital securities of three subsidiary trusts holding solely junior subordinated debentures of the
    Company                                                                            125,300        125,300
                                                                                   -----------    -----------
                                                               TOTAL LIABILITIES     8,936,622      8,277,850
Stockholders' Equity:
  Convertible preferred stock - Series B, no par value;
     authorized 25,000,000 shares; 500 shares issued and outstanding in 1998                --             50
  Common stock, no par value; authorized 103,000,000 shares;
     53,985,704 shares issued and 51,923,115 shares outstanding in
     1999 and 53,789,444 shares issued and 53,327,244 shares
     outstanding in 1998                                                                93,819         93,470
  Additional paid-in capital                                                           353,438        360,621
  Retained earnings                                                                    218,281        165,269
  Treasury stock, at cost, 2,062,589  shares in 1999 and 462,200 shares in 1998        (63,486)        (9,819)
  Employee stock awards and unallocated shares held in ESOP, at cost                    (3,102)        (2,368)
  Accumulated other comprehensive income/(loss)                                        (33,692)        12,702
                                                                                   -----------    -----------
                                                      TOTAL STOCKHOLDERS' EQUITY       565,258        619,925
                                                                                   -----------    -----------
                                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 9,501,880    $ 8,897,775
                                                                                   ===========    ===========

See notes to supplemental consolidated financial statements.

HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

FOR THE THREE-MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT SHARE DATA)                                 1999        1998
------------------------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans                                                          $ 108,029   $ 107,674
Investment securities                                             54,847      49,102
Other                                                              1,721       4,936
                                                               ---------   ---------
                               TOTAL INTEREST AND FEE INCOME     164,597     161,712
                                                               ---------   ---------
INTEREST EXPENSE:
Deposits                                                          47,881      59,238
Borrowings                                                        23,322      13,017
Subordinated and other debt                                        5,469       5,517
                                                               ---------   ---------
                                      TOTAL INTEREST EXPENSE      76,672      77,772
                                                               ---------   ---------
                                         NET INTEREST INCOME      87,925      83,940
PROVISION FOR POSSIBLE LOAN LOSSES                                 5,245       8,905
                                                               ---------   ---------
                         NET INTEREST INCOME AFTER PROVISION
                                    FOR POSSIBLE LOAN LOSSES      82,680      75,035
                                                               ---------   ---------
NONINTEREST INCOME:
Trust department income                                            1,144         978
Service charges on deposit accounts                                6,844       6,810
Securities gains                                                     848         278
Loss on assets held for sale                                          --     (23,303)
Credit card fees                                                   6,824       3,688
Other income                                                       8,286       6,129
                                                               ---------   ---------
                             TOTAL NONINTEREST INCOME (LOSS)      23,946      (5,420)
                                                               ---------   ---------
NONINTEREST EXPENSE:
Salaries                                                          20,178      20,721
Pension and other employee benefits                                6,134       4,592
Occupancy expense                                                  6,477       5,757
Equipment expense                                                  3,857       3,236
Deposit and other insurance                                          739         810
Outside services                                                  12,045       8,431
Other real estate owned expense                                       84         772
Amortization of intangibles                                        3,795       3,414
Other expense                                                      8,016       8,556
Merger related and restructuring costs                                --      38,529
                                                               ---------   ---------
                                   TOTAL NONINTEREST EXPENSE      61,325      94,818
                                                               ---------   ---------
                           INCOME (LOSS) BEFORE INCOME TAXES      45,301     (25,203)
PROVISION (BENEFIT) FOR INCOME TAXES                              16,152      (5,279)
                                                               ---------   ---------
                                           NET INCOME (LOSS)   $  29,149   $ (19,924)
                                                               =========   =========
EARNINGS (LOSS) PER SHARE:
Basic                                                          $    0.56   $   (0.38)
Diluted                                                             0.55       (0.38)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                             51,942      53,130
Diluted                                                           52,962      53,130

See notes to supplemental consolidated financial statements.

HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

FOR THE NINE-MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT SHARE DATA)                                 1999        1998
------------------------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans                                                          $ 313,116   $ 319,520
Investment securities                                            156,229     140,942
Other                                                              4,575      11,561
                                                               ---------   ---------
                               TOTAL INTEREST AND FEE INCOME     473,920     472,023
                                                               ---------   ---------
INTEREST EXPENSE:
Deposits                                                         143,715     174,695
Borrowings                                                        58,142      35,005
Subordinated and other debt                                       16,406      14,754
                                                               ---------   ---------
                                      TOTAL INTEREST EXPENSE     218,263     224,454
                                                               ---------   ---------
                                         NET INTEREST INCOME     255,657     247,569
PROVISION FOR POSSIBLE LOAN LOSSES                                14,290      24,417
                                                               ---------   ---------
                         NET INTEREST INCOME AFTER PROVISION
                                    FOR POSSIBLE LOAN LOSSES     241,367     223,152
                                                               ---------   ---------
NONINTEREST INCOME:
Trust department income                                            3,435       3,106
Service charges on deposit accounts                               20,175      19,877
Securities gains                                                   4,096       3,756
Loss on assets held for sale                                          --     (23,303)
Credit card fees                                                  17,575      10,623
Other income                                                      23,543      18,614
                                                               ---------   ---------
                                    TOTAL NONINTEREST INCOME      68,824      32,673
                                                               ---------   ---------
NONINTEREST EXPENSE:
Salaries                                                          61,778      64,260
Pension and other employee benefits                               14,634      18,160
Occupancy expense                                                 18,458      16,862
Equipment expense                                                 10,934      10,358
Deposit and other insurance                                        1,857       2,186
Outside services                                                  34,162      25,897
Other real estate owned expense                                      480       2,054
Amortization of intangibles                                       11,070       8,659
Other expense                                                     24,675      26,577
Merger related and restructuring costs                                --      69,172
                                                               ---------   ---------
                                   TOTAL NONINTEREST EXPENSE     178,048     244,185
                                                               ---------   ---------
                                  INCOME BEFORE INCOME TAXES     132,143      11,640
PROVISION FOR INCOME TAXES                                        45,254       9,297
                                                               =========   =========
                                                  NET INCOME   $  86,889   $   2,343
                                                               =========   =========

EARNINGS PER SHARE:
Basic                                                          $    1.66   $    0.04
Diluted                                                             1.62        0.04

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                             52,493      53,440
Diluted                                                           53,534      55,267

See notes to supplemental consolidated financial statements.

HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

                                                                       THREE MONTHS ENDED
                                                                      --------------------
                                                                          SEPTEMBER 30,
                                                                      --------------------
(IN THOUSANDS)                                                          1999        1998
------------------------------------------------------------------------------------------
                                                NET INCOME (LOSS)     $ 29,149    $(19,924)
                                                                      ========    ========

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized holding gains (losses) arising during period               $ (8,775)   $ 13,724
Less: reclassification adjustment for gains included in
    net income                                                            (551)        (86)
                                                                      --------    --------
Other comprehensive income (loss)                                       (9,326)     13,638
                                                                      --------    --------
                                      COMPREHENSIVE INCOME (LOSS)     $ 19,823    $ (6,286)
                                                                      ========    ========

                                                                        NINE MONTHS ENDED
                                                                      --------------------
                                                                          SEPTEMBER 30,
                                                                      --------------------
(IN THOUSANDS)                                                          1999        1998
------------------------------------------------------------------------------------------
                                                         NET INCOME   $ 86,889    $  2,343
                                                                      ========    ========

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized holding gains (losses) arising during period               $(43,732)   $ 14,607
Less: reclassification adjustment for gains included in
    net income                                                          (2,662)     (2,338)
                                                                      --------    --------
Other comprehensive income (loss)                                      (46,394)     12,269
                                                                      --------    --------
                                               COMPREHENSIVE INCOME   $ 40,495    $ 14,612
                                                                      ========    ========

See notes to supplemental consolidated financial statements.

HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (Unaudited)
(in thousands)

                                        Convertible
                                      Preferred Stock         Common Stock        Additional
                                      -----------------------------------------    Paid-in-
                                      Shares    Amount      Shares       Amount    Capital
--------------------------------------------------------------------------------------------
Balance at December 31, 1997           1,250    $  125    48,805,624    $86,776    $383,667
-------------------------------------------------------------------------------------------
Net income                                --        --            --         --          --
IBSF Fiscal Year Adjustment               --        --            --         --          --
Cash dividends -  common                                          --         --          --
3% Stock dividend                         --        --        82,629        147         270
Stock split                               --        --     4,057,468      7,214      (3,067)
Shares issued for:
   Stock options exercised                --        --       582,159      1,035      (6,282)
   Warrants exercised                     --        --         7,158         13         (97)
   Dividend reinvestment and stock
     reinvestment plan                    --        --         4,893          9         161
   Preferred stock conversion           (750)      (75)       16,608         30        (130)
Cash in lieu of fractional shares         --        --            --         --        (212)
Other transactions                        --        --         3,750          7          (7)
Purchase of treasury stock                --        --            --         --          --
Issuance and retirement of treasury
  stock                                   --        --      (989,058)    (1,759)    (18,930)
Effect of compensation plans              --        --          (783)        (2)      5,248
Other comprehensive income                --        --            --         --          --
-------------------------------------------------------------------------------------------
Balance at December 31, 1998             500        50    52,570,448     93,470     360,621
-------------------------------------------------------------------------------------------
Net income                                --        --            --         --          --
Cash dividends -  common                  --        --            --         --          --
Shares issued for:
   Stock options exercised                --        --       186,687        332     (11,105)
   Warrants exercised                     --        --            --         --        (182)
   Dividend reinvestment and stock
     reinvestment plan                    --        --        11,742         21         276
   Preferred stock conversion           (500)      (50)           --         --        (478)
Cash in lieu of fractional shares         --        --            --         --         (16)
Other transactions                        --        --        (2,106)        (4)          4
Purchase of treasury stock                --        --            --         --          --
Treasury stock issued in acquisition
 of Little Falls Bancorp                  --        --            --         --          --
Effect of compensation plans              --        --            --         --       4,318
Other comprehensive loss                  --        --            --         --          --
-------------------------------------------------------------------------------------------
Balance at September 30, 1999             --    $   --    52,766,771    $93,819    $353,438
-------------------------------------------------------------------------------------------

                                                             Employee
                                                               Stock
                                                            Awards and   Accumulated
                                                            Unallocated     Other
                                                            Shares Held   Comprehen-
                                      Retained    Treasury  in ESOP, at  Sive income
                                      Earnings      Stock      Cost        (loss)       Total
-----------------------------------------------------------------------------------------------
Balance at December 31, 1997          $222,687    $(22,889)   $(9,609)    $  7,052    $ 667,809
-----------------------------------------------------------------------------------------------
Net income                              26,751          --         --           --       26,751
IBSF Fiscal Year Adjust                  1,539          --         --           --        1,539
Cash dividends -  common               (39,706)         --         --           --      (39,706)
3% Stock dividend                      (41,851)     41,434         --           --           --
Stock split                             (4,147)         --         --           --           --
Shares issued for:
   Stock options exercised                  --      18,548         --           --       13,301
   Warrants exercised                       --         173         --           --           89
   Dividend reinvestment and stock
     reinvestment plan                      --          --         --           --          170
   Preferred stock conversion               --         175         --           --           --
Cash in lieu of fractional shares           (4)         --         --           --         (216)
Other transactions                          --          --         --           --           --
Purchase of treasury stock                  --     (70,138)        --           --      (70,138)
Issuance and retirement of treasury
  stock                                     --      20,689         --           --           --
Effect of compensation plans                --       2,189      7,241           --       14,676
Other comprehensive income                  --          --         --        5,650        5,650
-----------------------------------------------------------------------------------------------
Balance at December 31, 1998           165,269      (9,819)    (2,368)      12,702      619,925
-----------------------------------------------------------------------------------------------
Net income                              86,889          --         --           --       86,889
Cash dividends -  common               (33,877)         --         --           --      (33,877)
Shares issued for:
   Stock options exercised                  --      24,273         --           --       13,500
   Warrants exercised                       --         236         --           --           54
   Dividend reinvestment and stock
     reinvestment plan                      --          --         --           --          297
   Preferred stock conversion               --         528         --           --           --
Cash in lieu of fractional shares           --          --         --           --          (16)
Other transactions                          --          --         --           --           --
Purchase of treasury stock                  --    (106,531)        --                  (106,531)
Treasury stock issued in acquisition
  of Little Falls Bancorp                   --      26,563         --           --       26,563
Effect of compensation plans                --       1,264       (734)          --        4,848
Other comprehensive loss                    --          --         --      (46,394)     (46,394)
-----------------------------------------------------------------------------------------------
Balance at September 30, 1999         $218,281    $(63,486)   $(3,102)    $(33,692)   $ 565,258
-----------------------------------------------------------------------------------------------

See notes to supplemental consolidated financial statements.

HUDSON UNITED BANCORP AND SUBSIDIARIES
================================================================================
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                                  1999           1998
                                                                                  ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                            $    86,889    $     2,343
     Adjustments to reconcile net income to net
       Cash provided by operating activities:
            Provision for possible loan losses                                  14,290         24,417
            Provision for depreciation and amortization                         21,454         17,824
            Amortization of security premiums, net                                 709          1,130
            Securities gains                                                    (4,096)        (3,756)
            (Gain) loss on sale of premises and equipment                         (891)           540
            Gain on sale of loans                                               (4,948)        (2,115)
            Loss on assets held for sale                                            --         23,303
            Market adjustment on ESOP                                               --            728
            MRP earned                                                              --          2,809
            IBSF fiscal year adjustment                                             --          1,539
            Mortgage loans originated for sale                                (143,832)      (137,554)
            Mortgage loan sales                                                134,297        137,535
            Net decrease (increase)  in assets held for sale                    14,147        (31,036)
            Decrease in other assets                                            10,796          5,847
            Decrease in other liabilities                                      (34,208)       (21,190)
                                                                           -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                       94,607         22,364
                                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of investment securities:
       Available for sale                                                      244,073        419,400
     Proceeds from repayments and maturities of investment securities:
       Available for sale                                                      795,981        784,716
       Held to maturity                                                         95,662        421,233
     Purchases of investment securities:
       Available for sale                                                   (1,389,484)    (1,677,160)
       Held to maturity                                                        (75,061)      (305,435)
     Net cash acquired through acquisitions                                    132,210        231,661
     Net increase in loans other than purchases and sales                     (105,605)       (89,787)
     Purchase of loans                                                        (114,273)            --
     Loans sold                                                                 87,172         89,147
     Proceeds from sales of premises and equipment                               7,928             25
     Purchases of premises and equipment                                       (16,770)       (11,585)
     Decrease in other real estate                                               2,321         10,073
                                                                           -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                                         (335,846)      (127,712)
                                                                           -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net decrease in demand deposits, NOW accounts, and savings accounts      (358,240)      (198,448)
     Net decrease in certificates of deposit                                  (211,916)       (10,082)
     Net increase in borrowed funds                                            995,850         95,561
     Reduction of ESOP loan                                                      2,091            853
     Net proceeds from issuance of debt securities                                  --         45,987
     Proceeds from issuance of common stock                                     13,851          7,842
     Termination of ESOP plan                                                       --          4,941
     Cash dividends paid                                                       (33,877)       (27,974)
     Purchase of treasury stock                                               (106,531)       (57,112)
                                                                           -----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            301,228       (138,432)
                                                                           -----------    -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                59,989       (243,780)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               379,279        729,511
                                                                           -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $   439,268    $   485,731
                                                                           ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for-
     Interest                                                              $   218,955    $   221,560
     Income Taxes                                                               43,630         29,253
                                                                           ===========    ===========

See notes to supplemental consolidated financial statements.

================================================================================
                              HUDSON UNITED BANCORP
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

The accompanying financial statements of Hudson United Bancorp and Subsidiaries ("the Company") include the accounts of the parent company, Hudson United Bancorp, and its wholly-owned subsidiaries: Hudson United Bank ("Hudson United"), HUBCO Capital Trust I, HUBCO Capital Trust II, and JBI Capital Trust
I. All material intercompany balances and transactions have been eliminated in consolidation. In March 1999, the former Lafayette American Bank and Bank of the Hudson were merged into Hudson United. In addition, the shareholders of the Company on April 21, 1999 approved an amendment to the certificate of incorporation to change the name of the company from HUBCO, Inc. to Hudson United Bancorp. These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the information presented includes all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, in all material respects, of the interim period results. The results of operations for periods of less than one year are not necessarily indicative of results for the full year. The consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K-A filed with the Commission on October 12, 1999, for the year ended December 31, 1998.

NOTE B -- EARNINGS PER SHARE

In the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share and requires dual presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing net income, less dividends on the convertible preferred stock, by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares plus the number of shares issuable upon conversion of the preferred stock (when outstanding) and the incremental number of shares issuable from the exercise of stock options, and stock warrants, calculated using the treasury stock method. All per share amounts have been retroactively restated to reflect all stock splits and stock dividends.

A reconciliation of net income to net income available to common stockholders and of weighted average common shares outstanding to weighted average shares outstanding assuming dilution follows (in thousands, except per share data):

                                                  THREE MONTHS ENDED SEPTEMBER 30,
----------------------------------------------------------------------------------
                                                                   1999       1998
----------------------------------------------------------------------------------
BASIC EARNINGS (LOSS) PER SHARE
Net Income (Loss) Available To Common Stockholders             $ 29,149   $(19,924)
Weighted Average Common Shares Outstanding                       51,942     53,130
Basic Earnings (Loss) Per Share                                $   0.56   $  (0.38)
                                                               ========   ========
DILUTED EARNINGS (LOSS) PER SHARE
Net Income (Loss)                                              $ 29,149   $(19,924)
Weighted Average Common Shares Outstanding                       51,942     53,130
Effect of Dilutive Securities:
   Stock Options                                                  1,020         --
                                                               --------   --------
Weighted Average Common Shares Outstanding Assuming Dilution     52,962     53,130
Diluted Earnings (Loss) Per Share                              $   0.55   $  (0.38)
                                                               ========   ========

                                                   NINE MONTHS ENDED SEPTEMBER 30,
----------------------------------------------------------------------------------
                                                                   1999       1998
----------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE
Net Income Available To Common Stockholders                    $ 86,889   $  2,343
Weighted Average Common Shares Outstanding                       52,493     53,440
Basic Earnings Per Share                                       $   1.66   $   0.04
                                                               ========   ========
DILUTED EARNINGS PER SHARE
Net Income                                                     $ 86,889   $  2,343
Weighted Average Common Shares Outstanding                       52,493     53,440
Effect of Dilutive Securities:
   Convertible Preferred Stock                                        1         25
   Warrants                                                           2         24
   Stock Options                                                  1,038      1,778
                                                               --------   --------
Weighted Average Common Shares Outstanding Assuming Dilution     53,534     55,267
Diluted Earnings Per Share                                     $   1.62   $   0.04
                                                               ========   ========

NOTE C -- ACQUISITIONS

On March 20, 1999, the Company acquired Little Falls Bancorp, Inc. in a combination stock and cash transaction. Little Falls Bancorp, Inc. had assets of approximately $341 million and operated six offices in the New Jersey counties of Hunterdon and Passaic. The merger was accounted for under the purchase method of accounting.

On March 26, 1999, the Company completed its purchase of $151 million in deposits and a retail branch office in Hartford, Connecticut from First International Bank.

On September 10, 1999, the Company announced an agreement to acquire Lyon Credit Corporation, a $350 million asset finance company and subsidiary of Credit Lyonnais Americas. This acquisition closed on October 22, 1999 and was accounted for under the purchase method of accounting.

On November 30, 1999, the Company completed its acquisition of Jeffbanks, Inc. ("Jeff"). Jeff was merged into the Company and its wholly-owned subsidiaries were merged into Hudson United. In the merger, each share of Jeff common stock was converted into .9785 shares of the Company. Jeff had $1.8 billion of assets and the combination was treated as a pooling of interests for accounting purposes. The financial statements have been restated to include Jeff for all periods presented.

On December 1, 1999, the Company completed its acquisition of Southern Jersey Bancorp ("SJB"). SJB was merged into the Company and its wholly-owned subsidiary was merged into Hudson United. In the merger, each share of SJB common stock was converted into 1.2978 shares of the Company. SJB had $425 million of assets and the combination was treated as a pooling of interests for accounting purposes. The financial statements have been restated to include SJB for all periods presented.

On December 1, 1999, the Company completed a purchase and sale transaction in which Hudson United Bank acquired the loans (approximately $148 million) and other financial assets, as well as assumed the deposit liabilities (approximately $112 million) of Advest Bank and Trust. In addition, a strategic partnership with Advest, Inc. was consummated on October 1, 1999, in which Hudson United Bank will become the exclusive provider of banking products and services to the clients of Advest, Inc.

NOTE D -- SECURITIES

The following table presents the amortized cost and estimated market value of investment securities available for sale and held to maturity at the dates indicated:

                                                      September 30, 1999
                                    -------------------------------------------------------
                                                       Gross Unrealized          Estimated
                                     Amortized    --------------------------       Market
                                        Cost         Gains         (Losses)        Value
                                    -----------   --------------------------    -----------
AVAILABLE FOR SALE
U.S. Government                     $    88,341   $       425    $      (206)   $    88,560
U.S. Government agencies                341,696           179         (6,545)       335,330
Mortgage-backed securities            2,249,472         1,437        (43,691)     2,207,218
States and political subdivisions        64,522           167         (3,829)        60,860
Other debt securities                    48,571            97         (1,360)        47,308
Equity securities                       179,410         3,306         (2,723)       179,993
                                    -----------   -----------    -----------    -----------
                                    $ 2,972,012   $     5,611    $   (58,354)   $ 2,919,269
                                    ===========   ===========    ===========    ===========

                                                      September 30, 1999
                                    -------------------------------------------------------
                                                       Gross Unrealized          Estimated
                                     Amortized    --------------------------       Market
                                        Cost         Gains         (Losses)        Value
                                    -----------   --------------------------    -----------
HELD TO MATURITY
U.S. Government                     $    39,190   $        17    $      (199)   $    39,008
U.S. Government agencies                 65,921           257           (616)        65,562
Mortgage-backed securities              485,901           250        (17,069)       469,082
States and political subdivisions        23,686            60           (205)        23,541
Other debt securities                        29            --             --             29
                                    -----------   -----------    -----------    -----------
                                    $   614,727   $       584    $   (18,089)   $   597,222
                                    ===========   ===========    ===========    ===========

                                                      December 31, 1998
                                    -------------------------------------------------------
                                                       Gross Unrealized          Estimated
                                     Amortized    --------------------------       Market
                                        Cost         Gains         (Losses)        Value
                                    -----------   --------------------------    -----------
AVAILABLE FOR SALE
U.S. Government                     $   108,036   $     1,940    $        --    $   109,976
U.S. Government agencies                425,610         3,555            (59)       429,106
Mortgage-backed securities            1,888,149        14,984         (4,956)     1,898,177
States and political subdivisions        87,132         3,047           (114)        90,065
Other debt securities                    20,818           152            (58)        20,912
Equity securities                       110,275         2,471           (674)       112,072
                                    -----------   -----------    -----------    -----------
                                    $ 2,640,020   $    26,149    $    (5,861)   $ 2,660,308
                                    ===========   ===========    ===========    ===========

                                                      December 31, 1998
                                    -------------------------------------------------------
                                                       Gross Unrealized          Estimated
                                     Amortized    --------------------------       Market
                                        Cost         Gains         (Losses)        Value
                                    -----------   --------------------------    -----------
HELD TO MATURITY
U.S. Government                     $    42,373   $       393    $        --    $    42,766
U.S. Government agencies                 37,360         1,462             --         38,822
States and political subdivisions        16,190           204             (4)        16,390
Mortgage-backed securities              539,725         2,277           (717)       541,285
                                    -----------   -----------    -----------    -----------
                                    $   635,648   $     4,336    $      (721)   $   639,263
                                    ===========   ===========    ===========    ===========

NOTE E -- COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED CAPITAL SECURITIES OF THREE SUBSIDIARY TRUSTS HOLDING SOLELY JUNIOR SUBORDINATED DEBENTURES OF THE COMPANY

On January 31, 1997, the Company placed $50.0 million in aggregate liquidation amount of 8.98% Capital Securities due February 2027, using HUBCO Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 8.98% Junior Subordinated Debentures due 2027 of Hudson United Bancorp. The net proceeds of the offering are being used for general corporate purposes and to increase capital levels of the Company and its subsidiaries. The securities qualify as Tier I capital under the capital guidelines of the Federal Reserve.

On June 19, 1998, the Company placed $50.0 million in aggregate liquidation amount of 7.65% Capital Securities due June 2028, using HUBCO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 7.65% Junior Subordinated Debentures due 2028 of Hudson United Bancorp. The net proceeds of the offering are being used for general corporate purposes and to increase capital levels of the Company and its subsidiaries. The securities qualify as Tier I capital under the capital guidelines of the Federal Reserve.

On February 5, 1997, the Company placed $25.0 million aggregate liquidation amount of 9.25% Capital Securities due March 2027, using JBI Capital Trust I , a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the capital securities, is $25.3 million principal amount of 9.25% Junior Subordinated Deferrable Debentures due 2027 of Hudson United Bancorp. The net proceeds of the offering are being used for general corporate purposes and to increases capital levels of the Company and its subsidiaries. The securities qualify as Tier I capital under the capital guidelines of the Federal Reserve. The securities are callable by the Company on or after March 31, 2002, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted or certain other contingencies arise.

NOTE F -- RECENT ACCOUNTING STANDARDS

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting of comprehensive income and its components in a full set of general purpose financial statements. The Company has elected to display Consolidated Statements of Income and Consolidated Statements of Comprehensive Income separately for the disclosed periods. Comprehensive income is displayed on the Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders' Equity as a separate item entitled Accumulated Other Comprehensive Income (Loss). The following is a reconciliation of the tax effect allocated to each component of comprehensive income for the periods presented (in thousands):

                                                                            For the three-months ended
                                                                                September 30, 1999
                                                                      --------------------------------------
                                                                      Before tax    Tax Benefit   Net of Tax
                                                                        amount       (Expense)      Amount
                                                                      --------------------------------------
Unrealized security gains (losses) arising during the period          $  (13,991)   $    5,216    $   (8,775)
Less: reclassification adjustment for gains  realized in net income          848          (297)          551
                                                                      --------------------------------------
Net change during period                                              $  (14,839)   $    5,513    $   (9,326)
                                                                      --------------------------------------

                                                                            For the three-months ended
                                                                                September 30, 1998
                                                                      --------------------------------------
                                                                      Before tax    Tax Benefit   Net of Tax
                                                                        amount       (Expense)      Amount
                                                                      --------------------------------------
Unrealized security gains (losses) arising during the period          $   20,484    $   (6,760)   $   13,724
Less: reclassification adjustment for gains  realized in net income          278          (192)           86
                                                                      --------------------------------------
Net change during period                                              $   20,206    $   (6,568)   $   13,638
                                                                      --------------------------------------

                                                                            For the nine-months ended
                                                                                September 30, 1999
                                                                      --------------------------------------
                                                                      Before tax    Tax Benefit   Net of Tax
                                                                        amount       (Expense)      Amount
                                                                      --------------------------------------
Unrealized security gains (losses) arising during the period          $  (68,635)   $   24,903    $  (43,732)
Less: reclassification adjustment for gains  realized in net income        4,096        (1,434)        2,662
                                                                      --------------------------------------
Net change during period                                              $  (72,731)   $   26,337    $  (46,394)
                                                                      --------------------------------------

                                                                            For the nine-months ended
                                                                                September 30, 1998
                                                                      --------------------------------------
                                                                      Before tax    Tax Benefit   Net of Tax
                                                                        amount       (Expense)      Amount
                                                                      --------------------------------------
Unrealized security gains (losses) arising during the period          $   22,716    $   (8,109)   $   14,607
Less: reclassification adjustment for gains  realized in net income        3,756        (1,418)        2,338
                                                                      --------------------------------------
Net change during period                                              $   18,960    $   (6,691)   $   12,269
                                                                      --------------------------------------

The Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishing standards for the accounting and reporting of derivatives. The statement is effective for fiscal years beginning after June 15, 2000; earlier application is permitted. The Company has elected not to adopt this statement prior to its effective date. The Company does not expect that application of this statement will have a material effect on its financial position or results of operations.

      SUPPLEMENTAL MANAGEMENT'S DISCUSSION AND ANALYSIS

      Acquisition Summary

Hudson United Bancorp ("the Company") began its acquisition program in the fall of 1990. Since that time, the company has completed 27 acquisitions, including 10 which were completed in 1998. Through these acquisitions, the company has grown from a $550 million asset banking company to a community banking franchise which has assets of approximately $8.9 billion at December 31, 1998. The acquisition program has been utilized to achieve efficiencies and to distribute the cost of new products and technologies over a larger asset base. It is the Company's philosophy that acquisitions become accretive to earnings within a short time frame, generally within one year. The financial results of these acquisitions are difficult to measure other than on an as-reported basis each quarter because pooling of interest transactions change historical results from those actually reported by the Company.

On January 12, 1996, the Company acquired Growth Financial Corp. (Growth) and merged its subsidiary bank, Growth Bank, into Hudson United Bank (Hudson). Growth was a $128 million asset bank with 3 branch locations, headquartered in Basking Ridge, New Jersey.

On July 1, 1996, the Company acquired Lafayette American Bank and Trust Company (Lafayette) and continued to operate it as an independent commercial bank headquartered in Connecticut. Lafayette was a $700 million asset bank which operated 19 branches, primarily in Fairfield County, Connecticut.

On December 13, 1996, the Company acquired Westport Bancorp, Inc. (Westport) and merged its subsidiary bank, Westport Bank & Trust Company into Lafayette. Westport Bank & Trust Company was a $317 million asset bank based in Westport, Connecticut and operated 7 branch locations.

All three of these acquisitions were accounted for under the pooling-of-interests accounting method, and, accordingly, the consolidated financial statements prior to the mergers have been restated to include these institutions and their results of operations.

On August 30, 1996, the Company acquired Hometown Bancorporation (Hometown), a $194 million asset bank holding company headquartered in Darien, Connecticut. Hometown's 2 branch banking subsidiary, The Bank of Darien, was merged into Lafayette.

On November 29, 1996, Lafayette acquired UST Bank/Connecticut and merged it into the Connecticut franchise. UST Bank was a $111 million asset commercial bank with 4 branch locations. Both of these acquisitions were accounted for under the purchase method of accounting.

In addition, during 1996 the Company purchased 4 New Jersey branches with total deposits of $70.3 million and merged them into Hudson. The Company also sold 1 branch during the year with deposits of $9.7 million.

The Company consummated eight acquisitions in 1998. On January 8, 1998, the Company acquired the Bank of Southington (BOS) and merged it into Lafayette. BOS was a $135 million asset bank with 2 branch locations, headquartered in Southington, Connecticut.

On April 24, 1998, the Company acquired Poughkeepsie Financial Corp. (PFC) and merged PFC into HUBCO. PFC's subsidiary bank, Bank of the Hudson, an $880 million asset institution headquartered in Poughkeepsie, New York has been maintained as a separate New York banking subsidiary of HUBCO. Bank of the Hudson had 16 branches in Rockland, Orange and Dutchess counties in New York.

On May 29, 1998, the Company acquired MSB Bancorp, Inc. (MSB) and merged MSB into HUBCO and MSB's subsidiary bank into Bank of the Hudson. MSB was a $774 million asset institution headquartered in Goshen, New York and operated 16 branches in Orange, Putnam and Sullivan counties in New York.

On August 14, 1998, the Company acquired IBS Financial Corporation (IBS) and merged IBS into HUBCO and IBS's subsidiary bank into Hudson. IBS was a $734 million asset institution headquartered in Cherry Hill, New Jersey and operated 10 offices in New Jersey's suburban Philadelphia communities.

On August 14, 1998, the Company acquired Community Financial Holding Corporation
(CFHC) and merged CFHC into HUBCO and CFHC's subsidiary bank into Hudson. CFHC was a $150 million asset institution headquartered in Westmont, New Jersey and operated 8 offices in Camden, Burlington and Gloucester counties in New Jersey.

On August 21, 1998, the Company acquired Dime Financial Corporation (DFC) and merged DFC into HUBCO and DFC's subsidiary bank into Lafayette. DFC was a $961 million asset institution headquartered in Wallingford, Connecticut and operated 11 offices in New Haven county.

The above 1998 acquisitions were all accounted for using the pooling of interest accounting method and, accordingly, the statements for periods prior to the mergers have been restated to include these institutions and their results of operations.

On February 5, 1998, the Company acquired Security National Bank & Trust Company of New Jersey (SNB) and merged SNB into Hudson. SNB was an $86 million asset bank and trust company headquartered in Newark, New Jersey with 4 branches.

On June 26, 1998, the Company acquired 21 branches of First Union National Bank located in New Jersey and Connecticut. The 8 Connecticut branches representing $99.6 million in deposits were merged into Lafayette. The 13 New Jersey branches representing $143.3 million in deposits were merged into Hudson.

On July 24, 1998, the Company acquired two additional branches of First Union National Bank located in Hyde Park and Woodstock, New York. The branches, representing $25.2 million in deposits, were merged into Bank of the Hudson.

The Security National Bank & Trust Company of New Jersey and First Union National Bank branch acquisitions were accounted for under the purchase method of accounting and as such their assets and earnings are included in the Company's consolidated results only from the date of acquisition and thereafter.

On November 30, 1999, the Company completed its acquisition of JeffBanks, Inc. ("Jeff"), a $1.8 billion bank holding company with 32 branches located throughout the greater Philadelphia area of Pennsylvania and South Jersey.

On December 1, 1999, the Company completed its acquisition of Southern Jersey Bancorp ("SJB"), a $425 million asset institution with 17 branches in South Jersey.

The above 1999 acquisitions were accounted for using the pooling-of-interests accounting method and, accordingly, the statements for periods prior to the mergers have been restated to include these institutions and their results of operations.

      Special Charges Summary

In 1998 and 1996, the Company incurred one-time charges ("special charges") as detailed below. Further details relative to the special charges are discussed in the "Noninterest Income" and "Noninterest Expenses" sections that follow.

SPECIAL CHARGES
(IN THOUSANDS)                                     1998        1997        1996
--------------------------------------------------------------------------------
Writedown of assets held
  for sale                                       $23,303     $    --     $    --
Merger related and
  restructuring charges                           69,749          --      22,081
Special SAIF assessment                               --          --      10,074
Special provision for loan
  losses                                              --          --       4,000
                                                 -------------------------------
       Total special charges pre-tax             $93,052     $    --     $36,155
                                                 =======     =======     =======

Total special charges after-tax                  $63,634     $    --     $23,599
                                                 =======     =======     =======

      Results of Operations for the Years
      Ended December 31, 1998, 1997 and 1996

Hudson United Bancorp reported net income of $26.8 million for the year ended December 31, 1998, $90.4 million excluding special charges, compared to $84.0 million for 1997, $47.3 million for 1996 and $71.0 million for 1996 excluding special charges. Diluted earnings per share was $0.49 for 1998, $1.64 excluding special charges, compared to $1.48 for 1997. Excluding special charges, diluted earnings per share increased 11% in 1998 compared to 1997. In 1996, diluted earnings per share amounted to $0.83 and $1.25 excluding special charges.

Return on average assets was 0.31% for 1998, 1.04% excluding special charges, compared to 1.01% for 1997. In 1996, return on average assets was 0.60% and 0.90% excluding special charges. Return on average equity was 4.14% for 1998, 13.97% excluding special charges, compared to 12.54% for 1997. In 1996, return on average equity was 7.05% and 10.58% excluding special charges.

The following table presents a summary of the Company's average balances, the yields earned on average assets and the cost of average liabilities and stockholders' equity for the years ended December 31, 1998, 1997 and 1996 (in thousands):

      AVERAGE BALANCES, NET INTEREST INCOME, YIELDS, AND RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                   1998                             1997                            1996
                                       -----------------------------   -----------------------------   -----------------------------
                                        AVERAGE               YIELD/    AVERAGE               YIELD/    AVERAGE               YIELD/
                                        BALANCE     INTEREST   RATE     BALANCE     INTEREST   RATE     BALANCE     INTEREST   RATE
                                       -----------------------------   -----------------------------   -----------------------------
ASSETS
Interest-bearing
  deposits with banks                  $   34,475   $  1,864   5.41%   $      373   $     17   4.56%   $    1,039   $     53   5.10%
Federal funds sold                        202,794     10,809   5.33%      183,086     10,552   5.76%      140,956      7,488   5.31%
Securities-taxable                      2,873,677    183,632   6.39%    2,658,129    179,637   6.76%    2,629,601    173,210   6.59%
Securities-tax exempt (1)                 112,716      9,448   8.38%       90,084      7,695   8.54%       66,590      4,597   6.90%
Loans (2)                               4,923,410    424,359   8.62%    4,824,845    420,650   8.72%    4,547,221    396,514   8.72%
                                       -----------------------------   -----------------------------   -----------------------------
Total Earning Assets                    8,147,072    630,112   7.73%    7,756,517    618,551   7.97%    7,385,407    581,862   7.88%

Cash and due from banks                   251,799                         259,907                         227,450
Allowance for loan losses                 (84,605)                        (81,510)                        (76,310)
Premises and equipment                    112,609                          90,081                          85,373
Other assets                              294,697                         289,186                         265,235
                                       ----------                      ----------                      ----------
TOTAL ASSETS                           $8,721,572                      $8,314,181                      $7,887,155
=================================================                      ==========                      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing
  transaction accounts                 $1,365,426   $ 32,070   2.35%   $1,267,143   $ 37,135   2.93%   $1,355,934   $ 32,518   2.40%
Savings accounts                        1,328,052     31,121   2.34%    1,403,988     33,839   2.41%    1,271,063     37,400   2.94%
Time deposits                           3,106,134    165,144   5.32%    3,049,175    162,606   5.33%    2,954,123    158,721   5.37%
                                       -----------------------------   -----------------------------   -----------------------------
Total Interest-Bearing
  Deposits                              5,799,612    228,335   3.94%    5,720,306    233,580   4.08%    5,581,120    228,639   4.10%
Borrowings                                859,372     47,907   5.57%      672,002     37,864   5.63%      592,740     32,212   5.43%
Long-term debt                            235,886     20,231   8.58%      202,824     17,647   8.70%       76,798      6,526   8.50%
                                       -----------------------------   -----------------------------   -----------------------------
Total Interest-Bearing
  Liabilities                           6,894,870    296,473   4.30%    6,595,132    289,091   4.38%    6,250,658    267,377   4.28%

Demand deposits                         1,079,508                         949,534                         871,749
Other liabilities                         100,343                          99,759                          94,234
Stockholders' equity                      646,851                         669,756                         670,514
                                       ----------                      ----------                      ----------
  TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $8,721,572                      $8,314,181                      $7,887,155
                                       ==========                      ==========                      ==========
NET INTEREST INCOME                                 $333,639                        $329,460                        $314,485
                                                    ========                        ========                        ========
NET INTEREST MARGIN (3)                                        4.10%                           4.25%                           4.26%
                                                               ====                            ====                            ====

(1) The tax equivalent adjustments for the years ended December 31, 1998, 1997 and 1996 were $3,289, $2,694 and $1,601, respectively, and are based on a tax rate of 35%.

(2) The tax equivalent adjustments for the years ended December 31, 1998, 1997 and 1996 were $1,500, $222 and $257, respectively, and are based on a tax rate of 35%. Average loan balances include nonaccrual loans and loans held for resale.

(3) Represents tax equivalent net interest income divided by interest-earning assets.

THE FOLLOWING TABLE PRESENTS THE RELATIVE CONTRIBUTION OF CHANGES IN VOLUMES AND CHANGES IN RATES TO CHANGES IN NET INTEREST INCOME FOR THE PERIODS INDICATED. THE CHANGE IN INTEREST INCOME AND INTEREST EXPENSE ATTRIBUTABLE TO THE COMBINED IMPACT OF BOTH VOLUME AND RATE HAS BEEN ALLOCATED PROPORTIONATELY TO THE CHANGE DUE TO VOLUME AND THE CHANGE DUE TO RATE (IN THOUSANDS):

CHANGES IN TAXABLE EQUIVALENT NET INTEREST INCOME-RATE/VOLUME ANALYSIS

                                       INCREASE/(DECREASE)                 INCREASE/(DECREASE)
                                --------------------------------    --------------------------------
                                         1998 OVER 1997                      1997 OVER 1996
                                --------------------------------    --------------------------------
                                 VOLUME       RATE        TOTAL      VOLUME       RATE        TOTAL
----------------------------------------------------------------    --------------------------------
Loans                           $  8,530    $ (4,821)   $  3,709    $ 24,204    $    (68)   $ 24,136
Securities-taxable                14,123     (10,128)      3,995       1,864       4,563       6,427
Securities-tax exempt              1,861        (108)      1,753       1,886       1,212       3,098
Federal funds sold                 1,086        (829)        257       2,386         678       3,064
Interest bearing deposits          1,843           4       1,847         (31)         (5)        (36)
                                --------------------------------    --------------------------------
Total interest and fee income     27,443     (15,882)     11,561      30,309       6,380      36,689
                                --------------------------------    --------------------------------

Interest bearing transaction
  accounts                         2,720      (7,785)     (5,065)     (2,236)      6,853       4,617
Savings                           (1,797)       (921)     (2,718)      3,652      (7,213)     (3,561)
Time deposits                      3,030        (492)      2,538       5,076      (1,191)      3,885
Short-term borrowings             10,449        (406)     10,043       4,432       1,220       5,652
Long-term debt                     2,839        (255)      2,584      10,961         160      11,121
                                --------------------------------    --------------------------------
Total interest expense            17,241      (9,859)      7,382      21,885        (171)     21,714
                                --------------------------------    --------------------------------
Net Interest Income             $ 10,202    $ (6,023)   $  4,179    $  8,424    $  6,551    $ 14,975
                                ================================    ================================

      Net Interest Income

Net interest income is the difference between the interest earned on earning assets and the interest paid on deposits and borrowings. The principal earning assets are the loan portfolio, comprised of commercial loans for businesses, mortgage loans for businesses and individuals, consumer loans (such as car loans, home equity loans, etc.) and credit card loans, along with the investment portfolio. The portfolio is invested primarily in U.S. Treasury or U.S. Government Agency securities. Given the current rate environment, the weighted average life of the portfolio is approximately 2.5 years. Deposits and borrowings not required to fund loans and other assets are invested primarily in government and government agency securities.

Net interest income is affected by a number of factors including the level, pricing, and maturity of earning assets and interest-bearing liabilities, interest rate fluctuations, asset quality and the amount of noninterest-bearing deposits and capital. In the following discussion, interest income is presented on a fully taxable-equivalent basis ("FTE"). Fully taxable-equivalent interest income restates reported interest income on tax-exempt loans and securities as if such interest were taxed at the statutory Federal income tax rate of 35%.

Net interest income on an FTE basis in 1998 was $333.6 million compared to $329.5 million in 1997 and $314.5 million in 1996. The increase in net interest income in 1998 compared to 1997 was due to a $391 million increase in interest-earning assets, partially offset by a decline in the net interest margin of 15 basis points. The increase in interest-earning assets was mainly due to a higher average volume of investment securities. The decline in net interest margin reflected the lower U.S. interest rate environment and a flattening of the yield curve. The improvement in net interest income in 1997 compared to 1996 was due to a $371 million increase in interest-earning assets, partially offset by a 1 basis point decline in the net interest margin. Higher average loan volume was the primary factor underlying the increase in interest-earning assets for the 1997 period compared to 1996.

      Net Interest Margin

Net interest margin is computed by dividing net interest income on a FTE basis by average interest-earning assets. The Company's net interest margin was 4.10%, 4.25%, and 4.26% for 1998, 1997, and 1996, respectively. The decline in net interest margin from 1997 to 1998 was due to lower rates earned on loans and investment securities which more than offset lower rates paid on deposits. The loan yield dropped 10 basis points and the investment security yield declined 35 basis points. The average rate paid on interest-bearing deposits was 14 basis points lower in 1998 compared to 1997. The slight decline in net interest margin in 1997 compared to 1996 was due to higher rates paid on borrowings and long term debt. This was partially offset by higher yields on investment securities.

The Company's average cost of all deposits for 1998 was 3.43% compared to 3.50% for 1997 and 3.54% for 1996.

Approximately 37% of the Company's deposits are in transaction accounts, 20% in savings accounts, and 43% in time deposits as of December 31, 1998.

      Provision and Allowance for Possible Loan Losses

Management determines the provision and adequacy of the allowance for loan losses based on a number of factors including an in-house loan review program conducted throughout the year. The loan portfolio is evaluated to identify potential problem loans, credit concentrations, and other risk factors such as current and projected economic conditions locally and nationally. General economic trends can greatly affect loan losses and there are no assurances that future changes to the loan loss allowance may not be significant in relation to the amount provided during a particular period. Management does, however, consider the allowance for loan losses to be adequate for the reporting periods based on evaluation and analysis of the loan portfolio at that time. Accompanying tables reflect the three-year history of charge-offs and the allocation of the allowance by loan category.

The provision for loan losses was $35.6 million for 1998 compared with $24.4 million and $29.1 million in 1997 and 1996, respectively. The decline in 1997 from 1996 was due to the $4 million special provision which was taken in 1996. The 1996 special charge, reflecting the application of the Company's reserve methodology to the new Connecticut bank subsidiary and to address this subsidiary's problem loans, brought the allowance for possible loan losses to a level considered by management to be adequate. The allowance for possible loan losses as a percentage of loans outstanding at year-end for the last three years was 1.56%, 1.74%, and 1.70%. The allowance for loan losses as a percentage of nonperforming loans for the last three-years was 147%, 102% and 95%.

The following is a summary of the activity in the allowance for possible loan losses, by loan category for the years indicated (in thousands):

      ALLOWANCE FOR POSSIBLE LOAN LOSSES

                                                      YEAR ENDED DECEMBER 31,
                                               --------------------------------------
                                                  1998          1997          1996
                                               --------------------------------------
Amount of Loans Outstanding at End of Year     $4,885,643    $4,911,761    $4,817,211
                                               ======================================
Daily Average Amount of Loans Outstanding      $4,923,410    $4,824,845    $4,547,221
                                               ======================================
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of year                   $   85,230    $   81,979    $   79,968
Loans charged off:
    Real estate mortgages                          11,207        10,861        14,453
    Commercial                                     10,034         7,489        10,493
    Consumer                                       22,083        15,364         4,647
    Other                                              --           384         9,452
    Writedown of assets held for sale (1)           9,521            --            --
                                               --------------------------------------
       Total loans charged off                     52,845        34,098        39,045
                                               --------------------------------------
Recoveries:
    Real estate mortgages                             988         2,684         2,429
    Commercial                                      1,629         3,113         1,874
    Consumer                                        3,437         3,512         1,534
    Other recoveries                                   47           798         1,501
                                               --------------------------------------
       Total recoveries                             6,101        10,107         7,338
                                               --------------------------------------
       Net loans charged off                       46,744        23,991        31,707
                                               --------------------------------------
Provision for loan losses                          35,607        24,442        29,060
Additions Acquired Through Acquisitions             1,950         2,800         4,658
                                               --------------------------------------
Balance at end of year                         $   76,043    $   85,230    $   81,979
                                               ======================================
Net charge offs as a percentage of average
  loans outstanding                                  0.95%         0.50%         0.70%
Allowance for loan losses as a percentage of
  loans outstanding at year end                      1.56%         1.74%         1.70%

(1) The writedown of assets held for sale pertains to the planned disposal of $54 million nonaccrual loans discussed further in the "Noninterest Income" and "Asset Quality" sections that follow.

The following is the allocation of the allowance for possible loan losses by loan category (in thousands):

ALLOCATION OF THE ALLOWANCE FOR POSSIBLE LOAN LOSSES

                                                 YEAR ENDED DECEMBER 31,
                            ------------------------------------------------------------------
                                    1998                    1997                  1996
                            ------------------------------------------------------------------
                                        CATEGORY               CATEGORY               CATEGORY
                                        PERCENT                PERCENT                PERCENT
                            ALLOWANCE   OF LOANS   ALLOWANCE   OF LOANS   ALLOWANCE   OF LOANS
----------------------------------------------------------------------------------------------
Real estate mortgages       $ 23,868      60.6%    $ 30,273      65.2%    $ 30,541      67.0%

Commercial and industrial     18,493      25.3%      20,233      22.5%      21,013      22.6%

Consumer                      20,650      14.1%      11,650      12.3%      12,876      10.4%

Unallocated                   13,032                 23,074                 17,549
                            ------------------------------------------------------------------

Total                       $ 76,043     100.0%    $ 85,230     100.0%    $ 81,979     100.0%
                            ==================================================================

      Noninterest Income

Noninterest income, excluding securities gains and loss on assets held for sale, increased 16% to $70.9 million for 1998 from $61.0 million in 1997. The amount in 1997 was an increase of 15% over the $52.9 million reported in 1996. The increase for 1998 compared to 1997 was due to growth in Shoppers Charge fees (the Company's private label credit card division) and other non-deposit related fee income. The improvement in 1997 from 1996 was mainly the result of growth in Shoppers Charge fees and service charges on deposits. Shoppers Charge fee income increased to $11.6 million in 1998, or 27%, over 1997 which had been an increase of 119% over 1996. Noninterest income, excluding security gains and loss on assets held for sale, as a percentage of total net revenue was 18%, 16%, and 14% in 1998, 1997, and 1996, respectively. The company realized $4.5 million in securities gains in 1998, $9.4 million in 1997, and $2.0 million in 1996.

Included in noninterest income for 1998 is a $23.3 million pre-tax, $14.9 million after-tax charge, related to the disposal of $64 million of non-performing loans and OREO. At year-end 1998, the total of assets held for sale related to this charge was $14.1 million. The Company is actively pursuing the disposal of the remainder of these assets.

      Noninterest Expenses

Noninterest expense, excluding merger related and restructuring costs, decreased to $232.3 million in 1998 from $239.2 million in 1997. The primary reason for the decline in expenses from 1997 to 1998 was a 7%, or $8.0 million, reduction in salaries and benefits expense that resulted mainly from the consolidation and realization of efficiencies in acquired institutions. This was partially offset by higher expenses, including $1.8 million in intangible amortization, that resulted from the acquisition of the 23 First Union branches and Security National Bank. The $239.2 million in non-interest expenses in 1997 was an increase from $229.1 million in 1996, excluding merger-related restructuring costs and the Special SAIF assessment. The increase in 1997 compared to 1996 was largely due to higher expenses related to acquired institutions. The full annualized effect of the anticipated cost savings from the centralization of support functions related to the acquisitions closed in the later part of 1996 were fully realized in 1997 as the computer conversions for Lafayette, Hometown and Westport occurred near year-end 1996 and the UST conversion occurred in the first quarter of 1997.

Salary and benefit expense was $107.2 million in 1998, $115.2 million and $110.8 million in 1997 and 1996, respectively. The decline from 1997 to 1998 resulted mainly from the aforementioned cost savings related to acquired institutions. The $4.4 million increase in 1997 compared with 1996 is primarily attributable to the aforementioned purchase acquisitions. Employee benefits as a percentage of salaries were 28% in 1998, 32% in 1997, and 30% in 1996.

Occupancy expense was $24.8 million in 1998, $23.3 million in 1997, and $23.6 million in 1996. The increase in 1998 resulted largely from the acquisition of the First Union branches. Equipment expense declined to $11.3 million in 1998 compared to $11.6 million in 1997 and amounted to $10.7 million in 1996.

Deposit and other insurance expense has declined over the last three years from $6.4 million in 1996 to $3.5 million in 1997 and $3.1 million in 1998. The reductions are primarily attributable to the decrease in the deposit insurance assessment rate for the Company's banking subsidiaries. The Company has also benefited from savings realized through negotiations on its other insurance coverages. The 1996 amount excludes the aforementioned $10.1 million Special SAIF assessment.

Outside services expense has increased to $34.8 million in 1998 from $33.4 million in 1997 and $28.4 million in 1996. The increases are primarily attributable to payments for data processing services to the Company's jointly owned service provider and reflect increased transaction volume resulting from acquisitions.

Other Real Estate Owned (OREO) expense declined to $3.3 million in 1998 compared to $5.6 million in 1997 and $5.7 million in 1996. A lower OREO provision and a decline in properties managed were responsible for the reduction in expense.

Amortization of intangibles expense increased to $12.0 million in 1998 from $10.4 million in 1997 and $8.6 million in 1996. The increases are attributable to the additional goodwill established for the acquisitions and branch purchases described previously.

Merger related and restructuring costs were $69.2 million in 1998, $0.3 million in 1997 and $22.1 million in 1996. The 1998 costs include payout and accruals for employment contracts, severance and other employee related costs ($29.5 million), branch closing, fixed asset disposition and other occupancy related costs ($13.2 million), professional services ($13.6 million) and other merger related expenses ($12.9 million).

      Federal Income Taxes

The income tax provision for Federal and state taxes approximates 38.8% for 1998, 36.9% for 1997 and 38.0% for 1996. The increase in the effective tax rate from 1997 to 1998 was due primarily to the impact of non-deductible merger related expenses. The decrease in the tax rate in 1997 as compared to 1996 reflected the impact of a significant loss for Regent (acquired by Jeff) where the related tax benefits were not recognized until 1997.

      Financial Condition

Total assets at December 31, 1998 were $8.9 billion, an increase from assets of $8.7 billion at December 31, 1997. This increase in assets resulted primarily from a $575 million increase in investment securities which amounted to $3.3 billion at December 31, 1998. Partially offsetting this increase was a $329 million reduction in fed funds sold. Total loans and total deposits amounted to $4.9 billion and $6.8 billion, respectively, at both year-end 1998 and 1997. Borrowings amounted to $970 and $901 million at December 31, 1998 and 1997.

The Company considers its liquidity and capital to be adequate. At the end of 1998, the Company had $3.3 billion in investment securities, $2.7 billion in its available for sale portfolio and $636 million in its held to maturity portfolio. Total Stockholders' Equity was $619.9 million at December 31, 1998 and $667.8 million at December 31, 1997. The net decline of $47.9 million resulted from the Company's purchase of $70.1 million in treasury shares ($2.1 million shares) along with dividends paid of $39.7 million, which was partially offset by the $26.8 million of net income and $28.2 million resulting from the effect of stock option, warrant, and other compensation plans. Of the purchased treasury shares, $60.2 million was reissued in connection with the 3% stock dividend paid in September 1998 and for the exercise of stock options and warrants. Despite the decline in total capital, the Company's Tier I Leverage ratio was 7.4%

at December 31, 1998. The Company issued $50.0 million in capital securities through HUBCO Capital Trust II on June 19,

1998. The $50.0 million is included in Tier I Capital for regulatory purposes, subject to certain limitations.

      Securities Held to Maturity and Securities Available for Sale

The securities portfolios serve as a source of liquidity, earnings, and a means of managing interest rate risk. Consequently, the portfolios are managed over time in response to changes in market conditions and as loan demand changes. At December 31, 1998 and 1997, the portfolios comprised 37% and 31%, respectively, of the total assets of the Company.

The Company's philosophy (strategy) with respect to managing the portfolio is to purchase U.S. government and agency securities as well as U.S. government agency mortgage-backed and mortgage-related securities.

      The following tables summarize the composition of the portfolios as of December 31, 1998 and 1997 (in thousands):

                                            1998                                                1997
                      -------------------------------------------------   -------------------------------------------------
                                      GROSS UNREALIZED       ESTIMATED                     GROSS UNREALIZED      ESTIMATED
                       AMORTIZED    --------------------      MARKET        AMORTIZED   ---------------------     MARKET
                         COST        GAINS      (LOSSES)       VALUE          COST       GAINS       (LOSSES)      VALUE
---------------------------------------------------------------------------------------------------------------------------
HELD TO MATURITY
   PORTFOLIO
U. S. Government      $    42,373   $    393    $     --    $    42,766   $    54,093   $    611    $    (22)   $    54,682
U.S. Government
   Agencies                37,360      1,462          --         38,822       269,566      1,799        (515)       270,850
State and Political
   subdivisions            16,190        204          (4)        16,390        42,200        694          (1)        42,893
Mortgage-backed
   securities             539,725      2,277        (717)       541,285       442,199      7,827      (1,937)       448,089
Other debt securities          --         --          --             --        12,870         48         (37)        12,881
                      -------------------------------------------------   -------------------------------------------------
                      $   635,648   $  4,336    $   (721)   $   639,263   $   820,928   $ 10,979    $ (2,512)   $   829,395
                      =================================================   =================================================

                                            1998                                                1997
                      -------------------------------------------------   -------------------------------------------------
                                      GROSS UNREALIZED       ESTIMATED                     GROSS UNREALIZED      ESTIMATED
                       AMORTIZED    --------------------      MARKET        AMORTIZED   ---------------------     MARKET
                         COST        GAINS      (LOSSES)       VALUE          COST       GAINS       (LOSSES)      VALUE
---------------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE
   PORTFOLIO
U. S. Government      $   108,036   $  1,940    $     --    $   109,976   $   156,977   $  1,155    $   (342)   $   157,790
U.S. Government
   Agencies               425,610      3,555         (59)       429,106       345,495      1,987        (335)       347,147
Mortgage-backed
   securities           1,888,149     14,984      (4,956)     1,898,177     1,221,415      5,997      (4,106)     1,223,306
States and Political
   Subdivisions            87,132      3,047        (114)        90,065        61,834      1,998         (27)        63,805
Other debt securities      20,690        152         (58)        20,784        44,592        374          (8)        44,958
Equity securities         110,403      2,471        (674)       112,200        58,559      4,925         (62)        63,422
                      -------------------------------------------------   -------------------------------------------------
                      $ 2,640,020   $ 26,149    $ (5,861)   $ 2,660,308   $ 1,888,872   $ 16,436    $ (4,880)   $ 1,900,428
                      =================================================   =================================================

      Loan Portfolio Distribution of Loans by Category

                                       DECEMBER 31,
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                   1998            1997            1996
                                      ------------------------------------------
Loans secured by
  real estate:

  Residential
   mortgage loans                     $1,739,054      $1,877,888      $1,870,954

  Mortgages held
   for sales                              14,600           4,327           3,452

  Residential home
   equity loans                          230,587         216,215         230,828

  Commercial
   mortgage loans                        978,040       1,105,440       1,120,357
                                      ------------------------------------------
                                       2,962,281       3,203,870       3,225,591
                                      ------------------------------------------

Commercial and
  industrial loans:

  Secured by
   real estate                           233,536         285,057         278,641

  Other                                1,004,149         818,484         808,126
                                      ------------------------------------------
                                       1,237,685       1,103,541       1,086,767
                                      ------------------------------------------

  Credit cards                           107,331         114,550          69,637

Other loans to
  individuals                            578,346         489,800         435,216
                                      ------------------------------------------
Total Loan Portfolio                  $4,885,643      $4,911,761      $4,817,211
                                      ==========================================

Total loans decreased by $26.1 million from $4.91 billion at December 31, 1997, to $4.89 billion at December 31, 1998. Contributing to the decline was the writedown and transfer to assets held for sale of $54 million of nonaccrual loans. The residential mortgage loan portfolio declined $138.8 million to $1.74 billion at December 31, 1998. The decline was the result of run-off in the existing portfolio as a significant portion of new originations were sold. Commercial mortgage loans decreased by $127.4 million to $978.0 million at December 31, 1998. The reduction resulted primarily from the runoff or sale of non-owner occupied loans which were originated at acquired institutions and did not fit the Company's credit criteria. Commercial loans increased by $134.1 million to $1.24 billion at December 31, 1998 with the overall mix shifting away from loans secured by real estate as the Company built its traditional portfolio of commercial and industrial loans. Non real estate secured commercial loans grew by $185.7 million to $1.0 billion at December 31, 1998. Credit card loans declined by $7.2 million to $107.3 million at December 31, 1998 primarily due to the loss of one retailer who went out of business. This decline was partially offset by continued growth in the overall business.

      Asset Quality

The Company's principal earning assets are its loans, which are primarily to businesses and individuals located in New Jersey, New York, Connecticut and Pennsylvania with the exception of the credit card loans which are originated in 44 states. Inherent in the lending business is the risk of deterioration in a borrower's ability to repay loans under existing loan agreements. Other risk elements include the amount of nonaccrual and past-due loans, the amount of potential problem loans, industry or geographic loan concentrations, and the level of other real estate owned (OREO) that must be managed and disposed of.

The following table shows the loans past due 90 days or more and still accruing and applicable asset quality ratios:

                                                       DECEMBER 31,
                                          -------------------------------------
(DOLLARS IN THOUSANDS)                      1998           1997           1996
-------------------------------------------------------------------------------
Commercial                                $ 3,048        $ 3,578        $ 4,870
Real estate                                 9,739         13,938         14,233
Consumer                                    4,263          3,224          1,781
Credit card                                 4,211          3,609          1,744
                                          -------------------------------------
  Total Loans Past-Due
  90-Days or More and
  Still Accruing                          $21,261        $24,349        $22,628
                                          =====================================
  As a percent of
  Total Loans                                0.44%          0.50%          0.47%
  As a percent of
  Total Assets                               0.24%          0.28%          0.27%

Nonaccruing loans include commercial loans and commercial mortgage loans past-due 90-days or more or deemed uncollectable. Residential real estate loans are generally placed on nonaccrual status after 180 days of delinquency. Consumer loans are charged off after 120 days and credit card loans are charged off after 180 days. Any loan may be put on nonaccrual status earlier if the Company has concern about the future collectability of the loan or its ability to return to current status.

Nonaccrual real estate loans are principally loans in the foreclosure process secured by real estate, including single family residential, multi-family, and commercial properties.

Nonaccruing consumer loans are loans to individuals. Excluding the credit card receivables, these loans are principally secured by automobiles or real estate.

Renegotiated loans are loans which were renegotiated as to the term or rate or both to assist the borrower after the borrower has suffered adverse effects in financial condition. Terms are designed to fit the ability of the borrower to repay and the Company's objective of obtaining repayment. The Company has $5.6 million of loans which are considered renegotiated.

OREO consists of properties on which the Bank has foreclosed or has taken a deed in lieu of the loan obligation. OREO properties are carried at the lower of cost or fair value at all times, net of estimated costs to sell. The cost to maintain the properties during ownership, and any further declines in fair value are charged to current earnings. The Company has been successful in disposing of OREO properties, including those acquired in acquisitions. At December 31, 1998, 1997, and 1996, OREO amounted to $8.2 million, $15.6 million, and $25.2 million. The decline from 1997 to 1998 was mainly due to the writedown and transfer of OREO properties to assets held for sale.

At December 31, 1998, nonperforming assets decreased by $39.4 million to $60.0 million from $99.4 million in 1997. The decline was largely due to the $23.3 million pre-tax charge and the $10.3 million writedown against the Allowance for Possible Loan Losses and OREO reserve related to the planned disposal of non-performing loans and OREO.

The amount of interest income on nonperforming loans which would have been recorded had these loans continued to perform under their original terms amounted to $8.0 million, $6.3 million, and $6.8 million for the years 1998, 1997, and 1996, respectively. The amount of interest income recorded on such loans for each of the years was $0.7 million, $1.5 million, and $2.0 million, respectively. The Company has no outstanding commitments to advance additional funds to borrowers whose loans are in a nonperforming status.

Measures to control and reduce the level of nonperforming loans are continuing. Efforts are made to identify slow paying loans and collection procedures are instituted. After identification, steps are taken to understand the problems of the borrower and to work with the borrower toward resolving the problem, if practicable. Continuing collection efforts are a priority for the Banks.

The allowance for possible loan losses at December 31, 1998, 1997, and 1996 as a percentage of total loans was 1.56%, 1.74%, and 1.70%, respectively. Management formally reviews the loan portfolio and evaluates credit risk on at least a quarterly basis throughout the year. Such review takes into consideration the financial condition of the borrowers, fair market value of collateral, level of delinquencies, historical loss experience by loan category, industry trends, and the impact of local and national economic conditions.

The following table summarizes the Company's nonperforming assets at the dates indicated (in thousands):

                                                                              DECEMBER 31,
NONPERFORMING ASSETS (INCLUDING ASSETS HELD FOR SALE)                1998          1997           1996
--------------------------------------------------------------------------------------------------------
Nonaccrual Loans                                                   $ 46,178      $ 64,766       $ 72,883
Renegotiated Loans                                                    5,632        19,054         13,261
                                                                   -------------------------------------
   Total Nonperforming Loans                                         51,810        83,820         86,144
Other Real Estate Owned                                               8,151        15,568         25,160
                                                                   -------------------------------------
   Total Nonperforming Assets                                      $ 59,961      $ 99,388      $ 111,304
                                                                   =====================================
Ratios:
   Nonaccrual Loans to Total Loans                                     0.95%         1.32%          1.51%
   Nonperforming Assets to Total Assets                                0.67%         1.15%          1.35%
   Allowance for Loan Losses to Nonaccrual Loans                        165%          132%           112%
   Allowance for Loan Losses to Nonperforming Loans                     147%          102%            95%

      Deposits

As of December 31, 1998, Hudson had 136 branch offices in New Jersey and Pennsylvania, Lafayette had 43 branch offices located in Connecticut, and Bank of the Hudson has 34 branch offices located in lower New York State.

Through business development incentives, the Company strives to generate the lowest cost deposits. The following table summarizes the deposit base at the dates indicated (in thousands):

                                        DECEMBER 31,
                               1998         1997        1996
                           -------------------------------------
 Noninterest-
 bearing deposits          $ 1,214,521  $ 1,048,846  $   996,014
 NOW/MMDA
 deposits                    1,249,772    1,312,082    1,296,602
 Savings deposits            1,367,117    1,366,225    1,370,536
 Time deposits               2,941,826    3,049,894    3,029,170
                           -------------------------------------
 Total Deposits            $ 6,773,236  $ 6,777,047  $ 6,692,322
                           =====================================

Total deposits were basically unchanged at year-end 1998 compared to year-end 1997. However, there was a favorable change in the mix, as non-interest bearing deposits increased and higher rate time deposits declined. As noted earlier, 36% of the deposit base is in low or noninterest bearing core deposits and another 20% is in low cost savings deposits. This funding base provides a very low cost funding source for the Company.

      Liquidity

Liquidity is a measure of the Company's ability to meet the needs of depositors, borrowers, and creditors at a reasonable cost and without adverse financial consequences. The Company has several liquidity measurements that are evaluated on a frequent basis. The Company has adequate sources of liquidity including Securities Available for Sale, Federal funds lines, and the ability to borrow funds from the Federal Home Loan Bank and Federal Reserve discount window. The management of balance sheet volumes, mixes, and maturities enables the Company to maintain adequate levels of liquidity.

The liquidity requirements of the Company, for dividends to shareholders, debt service, and other corporate purposes, are met through cash and short-term money market investments and regular periodic dividends from the subsidiary banks. The Company also has the ability, when and if necessary, to access the capital markets. Management considers the liquidity of the Company and the subsidiary banks to be adequate to meet current and anticipated funding requirements.

      Capital

Capital adequacy is a measure of the amount of capital needed to support asset growth, absorb unanticipated losses, and provide safety for depositors. The regulators establish minimum capital ratio guidelines for the banking industry. The capital ratios impact the performance of the Company in that these ratios are used with other criteria to determine the FDIC deposit insurance premium rate a bank must pay.

The following table sets forth the regulatory minimum capital ratio guidelines and the current capital ratios of the Company.

                                 REGULATORY     COMPANY
                                  CAPITAL       CAPITAL
                                 GUIDELINES      RATIOS
Tier 1 Leverage Ratio              3-5%          7.4%
Tier 1 Risk-Based
   Capital Ratio                     4%         12.5%
Total Risk-Based
   Capital                           8%         16.3%

At December 31, 1998, 1997, and 1996, the Company exceeded all regulatory capital guidelines including those for a well capitalized institution.

On November 15, 1996, the Company paid a 3% stock dividend and increased its regular quarterly cash dividend from $0.16 to $0.18 per common share. On December 1, 1997, the Company paid a 3% stock dividend and increased its regular quarterly cash dividend from $0.18 to $0.19 per common share. On September 3, 1998, the Company paid a 3% stock dividend and increased its regular quarterly cash dividend to $0.25 per common share. On December 1, 1999, the Company paid a 3% stock dividend and maintained its regular quarterly cash dividend at $0.25 per common share. The dividend payout ratio, based on cash dividends per share and diluted earnings per share, was 173.5% for 1998 compared to 48.0% for 1997 and 74.7% in 1996. The higher ratios in 1998 and 1996 were due to lower net income resulting from the special charges in those years. Excluding special charges, the payout ratio would have been 51.8% in 1998 and 49.6% in 1996.

In September 1996, the Company issued $75.0 million of subordinated debt in a private placement which was subsequently registered with the SEC. The subordinated debentures bear interest at 8.20% per annum payable semi-annually and mature in 2006. In January 1994, the Company issued $25.0 million aggregate principal amount of subordinated debentures which mature in 2004 and bear interest at 7.75% per annum payable semi-annually. In March 1996, the Company issued $23.0 million aggregate principal amount of subordinated debentures which mature in 2006 and bear interest at 8.75% per annum payable semi-annually. These notes are redeemable at the option of the Company, in whole or in part, at any time after April 1, 2001, at their stated principal amount plus accrued interest, if any. In February 1993, the Company issued $9.0 million aggregate principal amount of subordinated debentures which mature in 2003 and bear interest at 9.5% per annum payable semi-annually. These notes are redeemable at the option of the Company, in whole or in part, at any time after February 15, 2000, at their stated principal amount plus accrued interest, if any. Proceeds of the above issuances were used for general corporate purposes including providing Tier I capital to the subsidiary banks. The debt has been structured to comply with the Federal Reserve Bank rules regarding debt qualifying as Tier 2 capital at the Company.

In January 1997, the Company placed $50.0 million in aggregate liquidation amount of 8.98% Capital Securities due February 2027, using HUBCO Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 8.98% Junior Subordinated Debentures due 2027 of the Company. In June 1998, the Company placed $50.0 million in aggregate liquidation amount of 7.65% Capital Securities due June 2028, using HUBCO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware. The sole assets of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 7.65% Junior Subordinated Debentures due 2028 of the Company. In February 1997, the Company placed $25.0 million in aggregate liquidation amount of 9.25% Capital Securities due March 2027, using JBI Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $25.3 million principal amount of 8.98% Junior Subordinated Debentures due 2027 of the Company. The 8.98% Trust preferred securities are callable by the Company on or after March 31, 2002, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted or certain other contingencies arise. The three issues of capital securities have preference over the common securities under certain circumstances with respect to cash distributions and amounts payable on liquidation and are guaranteed by the Company. The net proceeds of the offerings are being used for general corporate purposes and to increase capital levels of the Company and its subsidiaries. The securities qualify as Tier I capital under the capital guidelines of the Federal Reserve.

At the end of the reporting period, there were no known uncertainties that will have or that are reasonably likely to have a material effect on the Company's liquidity or capital resources.

      Liquidity and interest rate sensitivity management

The primary objectives of asset/liability management are to provide for the safety of depositor and investor funds, assure adequate liquidity, maintain an appropriate balance between interest sensitive earning assets and interest-sensitive liabilities and enhance earnings. Liquidity management is a planning process that ensures that the Company has ample funds to satisfy operational needs, projected deposit outflows, repayment of borrowing and loan obligations and the projected credit needs of its customer base. Interest rate sensitivity management ensures that the Company maintains acceptable levels of net interest income exposure throughout a range of interest rate environments. The Company seeks to maintain its interest rate risk within a range that it believes is both manageable and prudent, given its capital and income generating capacity.

Liquidity risk is the risk to earnings or capital that would arise from a bank's inability to meet its obligations when they come due, without incurring unacceptable losses. The Company uses several measurements in monitoring its liquidity position. In addition, the Company has a number of borrowing facilities with banks, primary broker dealers, the Federal Home Loan Bank and Federal Reserve that are or can be used as sources of liquidity without having to sell assets to raise cash. At December 31, 1998, the Company's liquidity ratios exceed all minimum standards set forth by internal policies.

The Company has an asset/liability management committee which manages the risks associated with the volatility of interest rates and the resulting impact on net interest income, net income and capital. The management of interest rate risk at the Company is performed by: (i) analyzing the maturity and repricing relationships between interest earning assets and interest bearing liabilities at specific points in time (`GAP') and (ii) "income simulation analysis" which analyzes the effects of interest rate changes on net interest income, net income and capital over specific periods of time and captures the dynamic impact of interest rate changes on the Company's mix of assets and liabilities.

The table on the following page presents the GAP position of the Company at December 31, 1998. In preparing this table, management has anticipated prepayments for mortgage-backed securities and mortgage loans according to standard industry prepayment assumptions in effect at year-end. Money market deposits and interest bearing demand accounts have been included in the due within 90 days category. Assets with daily floating rates are included in the due within 90 days category. Assets and liabilities are included in the table based on their maturities, expected cash repayments or period of first repricing, subject to the foregoing assumptions.

In analyzing its GAP position, although all time periods are considered, the Company emphasizes the next twelve month period. An institution is considered to be liability sensitive, or having a negative GAP, when the amount of interest-bearing liabilities maturing or repricing within a given time period exceeds the amount of its interest-earning assets also repricing within that time period. Conversely, an institution is considered to be asset sensitive, or having a positive GAP, when the amount of its interest-bearing liabilities maturing or repricing is less than the amount of its interest-earning assets also maturing or repricing during the same period. Theoretically, in a falling interest rate environment, a negative GAP should result in an increase in net interest income, and in a rising interest rate environment this negative GAP should adversely affect net interest income. The converse would be true for a positive GAP.

However, shortcomings are inherent in a simplified GAP analysis that may result in changes in interest rates affecting net interest income more or less than the GAP analysis would indicate. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Furthermore, repricing characteristics of certain assets and liabilities may vary substantially within a given time period. In the event of a change in interest rates, prepayment and early withdrawal levels could also deviate significantly from those assumed in calculating GAP. Also, GAP does not permit analysis of how changes in the mix of various assets and liabilities and growth rate assumptions impact net interest income.

      The following table shows the gap position of the Company at December 31, 1998 (in thousands):

     GAP ANALYSIS                                           DUE
                                          DUE WITHIN      BETWEEN
                                           ONE YEAR       ONE AND       DUE OVER     NONINTEREST
                                            OR LESS      FIVE YEARS    FIVE YEARS      BEARING         TOTAL
--------------------------------------------------------------------------------------------------------------
ASSETS
Federal Funds Sold                       $    85,397   $         -   $         -     $         -   $    85,397
Securities                                 1,208,605     1,540,344       547,007               -     3,295,956
Total Loans                                2,542,062     1,678,995       664,586               -     4,885,643
Noninterest Bearing Assets                         -             -             -         630,779       630,779
                                         ---------------------------------------------------------------------
Total Assets                             $ 3,836,064   $ 3,219,339   $ 1,211,593     $   630,779   $ 8,897,775
Percent of Total Assets                         43.1%         36.2%         13.6%            7.1%        100.0%

SOURCE OF FUNDS
Interest-Bearing Deposits                $ 5,008,708   $   530,470   $    19,537     $         -   $ 5,558,715
Borrowings                                   909,773        53,785         6,852               -       970,410
Long-Term Debt                                     -         9,000       248,300               -       257,300
Non-Interest Bearing Deposits                      -             -             -       1,214,521     1,214,521
Other Liabilities                                  -             -             -         276,904       276,904
Stockholders' Equity                               -             -             -         619,925       619,925
                                         ---------------------------------------------------------------------
Total Source of Funds                    $ 5,918,481   $   593,255   $   274,689     $ 2,111,350   $ 8,897,775
Percent of Total Source of Funds                66.5%          6.7%          3.1%           23.7%        100.0%
==============================================================================================================
Interest Rate Sensitivity Gap            $(2,082,417)  $ 2,626,084   $   936,904     $(1,480,571)  $         -
--------------------------------------------------------------------------------------------------------------
Cumulative Interest Rate Sensitivity Gap $(2,082,417)  $   543,667   $ 1,480,571
--------------------------------------------------------------------------------------------------------------

Due in part to the shortcomings of GAP analysis, the Asset/Liability Committee of Hudson United Bancorp believes that financial simulation modeling more accurately estimates the effects and exposure to changes in interest rates. Net interest income simulation considers the relative sensitivities of the balance sheet including the effects of interest rate caps on adjustable rate mortgages and the relatively stable aspects of core deposits. As such, net interest income simulation is designed to address the likely probability of interest rate changes and behavioral response of the balance sheet to those changes. Market Value of Portfolio Equity represents the fair values of the net present value of assets, liabilities, and off-balance sheet items.

Financial modeling is performed under several scenarios including a regulatory rate shock scenario which measures changes in net interest income over the next twelve months and market value of portfolio equity given instantaneous and sustained changes in interest rates.

The following table depicts the Company's sensitivity to interest rate changes and the effects on market value of portfolio equity as of December 31, 1998 under several scenarios including the regulatory rate shock scenario.

RATE SHOCK MODEL

                                   EFFECT ON:

Basis point rate change  Net Interest Income   Market Value of  Portfolio Equity
+200 bp                  +2%                   -15%
+100 bp                  +2%                   - 5%
-100 bp                  -3%                     0%
-200 bp                  -7%                   - 1%

      Recent Accounting Standards

The Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishing standards for the accounting and reporting of derivatives. The statement is effective for fiscal years beginning after June 15, 1999; earlier application is permitted. The Company has elected not to adopt this statement prior to its effective date. The Company does not expect that adoption of the statement will have a material effect on its financial position or results of operations

      Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believes", "expects" and similar words or variations. Such statements are not historical facts and involve certain risk and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause a difference include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, loan loss provisions, customer retention, failure to realize expected cost savings or revenue enhancements from acquisitions, or failure of the Company's year 2000 compliance program to effectively address year 2000 computer problems. The Company assumes no obligation for updating any such forward-looking statements at any time.

      Year 2000 Compliance

Hudson United Bancorp has been planning since 1996 to prepare its computer systems and applications to meet the challenge of the new millennium. The Company, in conjunction with its data processing subsidiary, has established a "Year 2000 Team" which is responsible for ensuring implementation of the required changes and that business disruption is minimal. This process involves analyzing and replacing existing computer hardware and software as needed. Hudson United Bancorp is currently communicating with customers and external providers to determine their status regarding Year 2000 issues. Additionally, the Company is assessing how problems with third party computer systems may impact its business operations. To date, the Company has not identified any material third party problems, but will continue to assess the situation through 1999.

The modification and review of computer and non-information technology systems was completed by December 31, 1998. This will allow for testing and making adjustments, as necessary, to fine tune our systems and deal with any customer or third party developments during 1999.

The estimated total cost to become Year 2000 compliant is $7 million. Through December 31, 1998, the Company has incurred approximately $5.7 million of the above costs. The Company anticipates most of the remaining costs will be incurred by mid-year 1999.

A failure by the Company or by third parties on whom the Company relies for support to correct Year

2000 issues may cause disruption in the Company's business operations that could result in reduced revenue, increased operating costs and other adverse effects. Additionally, to the extent borrowers' financial positions are weakened as a result of Year 2000 issues, credit quality could be impacted. It is not possible to forecast with a reasonable degree of certainty all the negative impacts that may result from a failure of the Company or third parties to become fully Year 2000 compliant or whether such effect could have a material impact on the Company. The Company has developed contingency plans to mitigate the disruption to business operations that may occur if Year 2000 compliance is not fully achieved by all parties.

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM II

                              INVESTMENT PORTFOLIO

                   Book Value at End of Each Reporting Period

                                                                     December 31,
                                           -----------------------------------------------------------------
                                                1998                      1997                       1996
                                                ----                      ----                       ----
                                                                    (In Thousands)
U.S. Treasury and other U.S.
    Government Agencies and
    Corporations                             $ 3,056,717               $ 2,494,101               $ 2,561,591
State and Political Subdivisions                 106,255                   106,005                    66,534
Other Debt Securities                             20,784                    57,828                    61,652
Common Stock                                     112,200                    63,422                    34,285
                                           -----------------------------------------------------------------
    TOTAL                                  $   3,295,956               $ 2,721,356               $ 2,724,062
                                           =================================================================

     Maturities and Weighted Average Yield at End of Latest Reporting Period

                                                                     Maturing
                           --------------------------------------------------------------------------------------
                                                       After One But         After Five But
                                Within One Year      Within Five Years      Within Ten Years     After Ten Years
                                ---------------      -----------------      ----------------     ---------------
                                Amount     Yield     Amount      Yield      Amount     Yield      Amount    Yield
                                ------     -----     ------      -----      ------     -----      ------    -----
U.S. Treasury and other
   U.S. Government
   Agencies and
   Corporations               $  915,453   6.16%     $1,151,574  6.18%      $ 573,348  6.40%     $416,342   6.25%
States and Political
   Subdivisions                   20,309   5.21          23,529  5.08          13,717  4.97        48,700   7.91
Other Debt Securities              5,942   5.53           5,949  6.21           8,293  4.80           600   6.10
Common Stock                      88,167   5.40               -                     -              24,033   6.07
                              ----------             ----------             ---------            --------
                     TOTAL    $1,029,871   6.07%     $1,181,052  6.15%      $ 595,358  6.34%     $489,675   6.41%
                              ==========             ==========             =========            ========

Weighted average yields on tax-exempt obligations have been computed on a fully tax-equivalent basis assuming a tax rate of 35 percent.

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM III

                                 LOAN PORTFOLIO

                 Types of Loans At End of Each Reporting Period

                                                                  December 31,
                                 ----------------------------------------------------------------------------
                                        1998               1997           1996           1995            1994
                                        ----               ----           ----           ----            ----
Commercial, Financial,
  and Agricultural               $ 1,070,844        $   918,106    $   923,380    $   935,550     $   839,887

Real Estate -
  Construction                       166,841            185,435        163,387        132,610          99,956

Real Estate -
  Mortgage                         2,962,281          3,203,870      3,225,591      2,908,022       2,706,911

Installment                          685,677            604,350        504,853        408,743         338,423
                                 ----------------------------------------------------------------------------
     TOTAL                       $ 4,885,643        $ 4,911,761    $ 4,817,211    $ 4,384,925     $ 3,985,177
                                 ============================================================================

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM III

                                 LOAN PORTFOLIO

The following table shows the maturity of loans (excluding residential mortgages of 1-4 family residences, installment loans and lease financing) outstanding as of December 31, 1998. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates.

             Maturities and Sensitivity to Changes in Interest Rates

                                                        MATURING
                              ---------------------------------------------------------------
                                                 After One           After
                                 Within          But Within          Five
                                One Year         Five Years          Years            Total
                                --------         ----------          -----            -----
Commercial, Financial,
   and Agricultural           $ 330,330         $ 290,343         $ 450,171       $ 1,070,844

Real Estate Construction         95,601            64,038             6,728           166,367

Real Estate - Mortgage          155,720           302,740           519,580           978,040
                              ---------------------------------------------------------------
       TOTAL                  $ 581,651         $ 657,121         $ 976,479       $ 2,215,251
                              ===============================================================

                                               SENSITIVITY
                                       -----------------------------
                                        Fixed               Variable
                                        Rate                  Rate
                                       -----------------------------
Due After One But Within Five Years    $ 398,468           $ 258,653

Due After Five Years                     452,927             523,551
                                       -----------------------------
  TOTAL                                $ 851,395           $ 782,204
                                       =============================

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM III

                                 LOAN PORTFOLIO

                   Nonaccrual, Past Due and Restructured Loans

(In Thousands)                                         December 31,
                               ---------------------------------------------------------------------
                                   1998           1997           1996           1995           1994
                                   ----           ----           ----           ----           ----
Loans accounted for on
  a nonaccrual basis           $ 46,178       $ 64,766       $ 72,883       $ 63,005       $ 79,453

Loans contractually past
  due 90 days or more as
  to interest or principal
  payments                       21,261         24,349         22,628         18,595         14,874

Loans whose terms have been
renegotiated to
provide a reduction or
deferral of interest
or principal because of a
deterioration in the
financial position of
the borrower                      5,632         19,054         13,261          3,134         40,256

At the end of the reporting period, there were no loans not disclosed in the above table where known information about possible credit problems of borrowers causes management of the Company to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms and which may result in disclosure of such loans in the above table in the future.

At December 31, 1998 and 1997, there were no concentrations of loans exceeding 10% of total loans which are not otherwise disclosed as a category of loans pursuant to Item III.A. of Guide 3.

Recognition of interest on the accrual method is discontinued based on contractual delinquency and when timely payment is not expected. A nonaccrual loan is not returned to an accrual status until interest is received on a current basis and other factors indicate collection ability is no longer doubtful.

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM IV

                         SUMMARY OF LOAN LOSS EXPERIENCE

The following is a summary of the activity in the allowance for possible loan losses, broken down by loan category:

                                                                                     Year Ended December 31
                                                            ---------------------------------------------------------------------
                                                                 1998           1997          1996           1995           1994
                                                                 ----           ----          -----          ----           ----
Amount of Loans Outstanding at End of Year                  $4,885,643     $4,911,761    $4,817,211     $4,384,925     $3,985,177
                                                            =====================================================================

Daily Average Amount of Loans                               $4,923,410     $4,824,845    $4,547,221     $4,152,111     $3,666,344
                                                            =====================================================================
Balance of Allowance for Possible
  Loan Losses at Beginning of Year                             $85,230        $81,979       $79,968        $75,204        $82,854
Loans Charged Off:
  Commercial, Financial and Agricultural                       (10,034)        (7,489)      (10,493)       (19,090)       (11,949)
  Real Estate - Construction                                      (213)            --          (473)           (75)          (664)
  Real Estate - Mortgage                                       (10,994)       (10,861)      (13,980)       (14,901)       (25,789)
  Installment                                                  (22,083)       (15,364)       (4,647)        (2,996)        (1,936)
  Write down of assets held for sale                            (9,521)            --            --             --             --
  Other Loans                                                       --           (384)       (9,452)           (73)          (118)
                                                            ---------------------------------------------------------------------
Total Loans Charged Off                                        (52,845)       (34,098)      (39,045)       (37,135)       (40,456)
                                                          -----------------------------------------------------------------------
Recoveries of Loans Previously Charged Off:
  Commercial, Financial and Agricultural                         1,629          3,113         1,874          1,765          2,803
  Real Estate-Construction                                          --             --            --             40             17
  Real Estate-Mortgage                                             988          2,684         2,429          2,643          1,149
  Installment                                                    3,437          3,512         1,534            990            988
  Other Loans                                                       47            798         1,501             22             48
                                                          -----------------------------------------------------------------------
Total Recoveries                                                 6,101         10,107         7,338          5,460          5,005
                                                          -----------------------------------------------------------------------
Net Loans Charged Off                                          (46,744)       (23,991)      (31,707)       (31,675)       (35,451)
                                                          -----------------------------------------------------------------------
Provision Charged to Expense                                    35,607         24,442        29,060         30,229         18,551
Additions Acquired Through Acquisitions                          1,950          2,800         4,658          6,121          7,815
Other                                                               --             --            --             89          1,435
                                                          -----------------------------------------------------------------------
Balance at end of year                                         $76,043        $85,230       $81,979        $79,968        $75,204
                                                          =======================================================================

Ratios
   Net Loans Charged Off to
    Average Loans Outstanding                                     0.95%          0.50%         0.70%          0.76%          0.97%
 Allowance for Possible Loan
    Losses to Average Loans
    Outstanding                                                   1.54%          1.77%         1.80%          1.93%          2.05%

Management formally reviews the loan portfolio and evaluates credit risk on at least a quarterly basis throughout the year. Such review takes into consideration the financial condition of the borrowers, fair market value of collateral, level of delinquencies, historical loss experience by loan category, industry trends, and the impact of local and national economics conditions.

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM IV

                         SUMMARY OF LOAN LOSS EXPERIENCE

                  ALLOWANCE FOR POSSIBLE LOAN LOSSES ALLOCATION

                                  December 31, 1998           December 31, 1997          December 31, 1996
                                -------------------------------------------------------------------------------
                                             % of Loans                  % of Loans                  % of Loans
                                              In Each                     In Each                     In Each
                                            Category to                 Category to                 Category to
                                 Amount     Total Loans      Amount     Total Loans      Amount     Total Loans
                                -------------------------------------------------------------------------------
Balance at end of period applicable to domestic loans:
 Commercial
 Financial and
 Agricultural                   $   16,789        21.9        $ 19,751        18.7        $ 20,328         19.2

 Real Estate -
 Construction                        1,704         3.4             482         3.8             685          3.3

 Real Estate -
 Mortgage                           23,868        60.6          30,273        65.2          30,541         67.0

 Installment                        20,650        14.1          11,650        12.3          12,876         10.5

 Unallocated                        13,032                      23,074                      17,549
                                -------------------------------------------------------------------------------

 TOTAL                          $   76,043       100.0%       $ 85,230       100.0%       $ 81,979        100.0%
                                ===============================================================================

                         December 31, 1995           December 31, 1994
                       ---------------------------------------------------
                                    % of Loans                  % of Loans
                                     In Each                     In Each
                                   Category to                 Category to
                        Amount     Total Loans      Amount     Total Loans
                       ---------------------------------------------------
 Commercial            $   22,359        21.3        $ 34,135         21.3
 Financial and
 Agricultural
                              338         3.0             778          2.5
 Real Estate -
 Construction
                           26,223        66.3          21,664         67.5
 Real Estate -
 Mortgage                   4,780         9.4           4,572          8.7

 Installment               26,268                      14,055
                       ---------------------------------------------------
 Unallocated
                       $   79,968       100.0%       $ 75,204        100.0%
                       ===================================================
 TOTAL

The allowance for possible loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the above categories of loans at the date indicated.

                     Hudson United Bancorp and Subsidiaries

                             S.E.C. GUIDE 3 - ITEM V

                                    DEPOSITS

The following table sets forth average deposits and average rates for each of the years indicated.

                                                                      Year Ended December 31,
                                               1998                             1997                             1996
                                   -----------------------------    -----------------------------    -----------------------------
                                           Amount        Rate                Amount        Rate               Amount        Rate
                                           ------        ----                ------        ----               ------        ----
                                                                          (In Thousands)
Domestic Bank Offices:

Noninterest bearing demand
deposits                                $ 1,079,508                         $ 949,534                        $ 871,749

Interest-bearing
demand deposits                           1,365,426      2.35%              1,267,143      2.93%             1,355,934      2.40%

Savings deposits                          1,328,052      2.34%              1,403,988      2.41%             1,271,063      2.94%

Time deposits                             3,106,134      5.32%              3,049,175      5.33%             2,954,123      5.37%
                                          ---------                         ---------                        ---------

         TOTAL                          $ 6,879,120                       $ 6,669,840                      $ 6,452,869
                                          =========                         =========                        =========

Maturities of certificates of deposit and other time deposits of $100,000 or more issued by domestic offices, outstanding at December 31, 1998 are summarized as follows:

                             Time Certificates      Other Time
                                of Deposit           Deposits           Total
                                ----------           --------           -----
                                                  (In Thousands)
3 months or less                $ 216,674            $     --         $ 216,674
Over 3 through 6 months           130,514                  --           130,514
Over 6 through 12 months           87,866                  --            87,866
12 months                          72,003                                72,003
                                -----------------------------------------------
TOTAL                           $ 507,057            $     --         $ 507,057
                                ===============================================

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM VI

                           RETURN ON EQUITY AND ASSETS

                                                 Year Ended December 31,
                                          -----------------------------------
                                           1998           1997          1996
                                          -----------------------------------
Return on Average Assets                    0.31%         1.01%         0.60%

Return on Average Equity                    4.14%        12.54%         7.05%

Common Dividend Payout Ratio              173.47%        47.97%        74.70%

Average Stockholders' Equity to
 Average Assets Ratio                       7.42%         8.06%         8.50%

                     Hudson United Bancorp and Subsidiaries

                            S.E.C. GUIDE 3 - ITEM VII

                                   BORROWINGS

The following table shows the distribution of the Company's borrowings and the weighted average interest rates thereon at the end of each of the last three years. Also provided are the maximum amounts of borrowings and the average amounts of borrowings as well as weighted average interest rates for the last three years. The term for each type of borrowing disclosed is one day.

                                  Federal Funds
                                  Purchased and
                                  Securities Sold
                                  Under Agreement                Other
                                  to Repurchase                Borrowings
                                  ----------------------------------------
                                             (In Thousands)
At Year end December 31:
       1998                              $ 422,158             $ 548,252
       1997                                437,813               463,014
       1996                                265,350               405,331

Weighted average interest
rate at year end:
       1998                                   4.83%                 5.09%
       1997                                   5.44                  5.80
       1996                                   5.00                  5.85

Maximum amount outstanding
at any month's end:
       1998                              $ 470,382             $ 696,048
       1997                                470,723               482,956
       1996                                326,214               472,855

Average amount outstanding
during the year:
       1998                              $ 414,793             $ 444,579
       1997                                268,417               403,585
       1996                                238,537               354,203

                                  Federal Funds
                                  Purchased and
                                  Securities Sold
                                  Under Agreement               Other
                                  to Repurchase               Borrowings
                                  --------------------------------------
                                            (In Thousands)
Weighted average interest
rate during the year:
       1998                          5.21%                     5.92%
       1997                          5.04                      6.03
       1996                          4.74                      5.91

                     Hudson United Bancorp and Subsidiaries
                    ----------------------------------------
                    Supplemental Consolidated Balance Sheets

December 31, (in thousands, except share data)                                            1998          1997
------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                             $  293,882    $  315,395
Federal funds sold                                                                      85,397       414,116
                                                                                    ------------------------
                                               TOTAL CASH AND CASH EQUIVALENTS         379,279       729,511
Investment securities available for sale, at market value                            2,660,308     1,900,428
Investment securities held to maturity, at cost (market value of $639,263 and
   $829,395 at 1998 and 1997, respectively)                                            635,648       820,928
Mortgage  loans and assets held for sale                                                28,747         4,327
Loans:
   Residential mortgages                                                             1,739,054     1,877,888
   Commercial real estate mortgages                                                    978,040     1,105,440
   Commercial and financial                                                          1,237,685     1,103,541
   Consumer credit                                                                     808,933       706,015
   Credit card                                                                         107,331       114,550
                                                                                    ------------------------
                                                                   TOTAL LOANS       4,871,043     4,907,434
   Less: Allowance for possible loan losses                                           (76,043)      (85,230)
                                                                                    ------------------------
                                                                     NET LOANS       4,795,000     4,822,204

Premises and equipment, net                                                            114,604       108,382
Other real estate owned                                                                  4,527        15,568
Intangibles, net of amortization                                                        84,471        61,777
Other assets                                                                           195,191       186,722
                                                                                     -----------------------
                                                                  TOTAL ASSETS      $8,897,775    $8,649,847
                                                                                    ========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Noninterest bearing                                                              $1,214,521    $1,048,846
   Interest bearing                                                                  5,558,715     5,728,201
                                                                                    ------------------------
                                                                TOTAL DEPOSITS       6,773,236     6,777,047
Borrowings                                                                             970,410       900,827
Other liabilities                                                                      276,904        94,114
                                                                                    ------------------------
                                                                                     8,020,550     7,771,988

Subordinated debt                                                                      132,000       134,750
Company-obligated mandatorily redeemable preferred capital securities of three subsidiary trusts holding solely junior subordinated debentures of the
  Company                                                                              125,300        75,300
                                                                                    ------------------------

                                                             TOTAL LIABILITIES       8,277,850     7,982,038

Stockholders' Equity:
   Convertible Preferred stock-Series B, no par value;
     Authorized 25,000,000 shares; 500 shares issued and
     outstanding in 1998; 1,250 shares issued and outstanding in 1997                       50           125

   Common stock, no par value; authorized 103,000,000
     shares; 53,789,444 shares issued and 53,327,244 shares outstanding in 1998
     and 55,500,588  shares issued and 54,225,866 shares outstanding in 1997            93,470        86,776
   Additional paid-in capital                                                          360,621       383,667
   Retained earnings                                                                   165,269       222,687
   Treasury stock, at cost, 462,200 shares in 1998 and 1,274,722 shares in 1997        (9,819)      (22,889)
   Employee stock awards and unallocated shares held in ESOP, at cost                  (2,368)       (9,609)
   Accumulated other comprehensive income                                               12,702         7,052
                                                                                    ------------------------
                                                    TOTAL STOCKHOLDERS' EQUITY         619,925       667,809
                                                                                    ------------------------
                                   TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY      $8,897,775    $8,649,847
                                                                                    ========================

See Notes to Supplemental Consolidated Financial Statements.

                     Hudson United Bancorp and Subsidiaries
                 ----------------------------------------------
                 Supplemental Consolidated Statements of Income

Year ended December 31, (in thousands, except per share data)                 1998        1997       1996
---------------------------------------------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans                                                                     $422,859    $420,428   $396,257
Investment securities                                                      189,791     184,638    176,206
Other                                                                       12,673      10,569      7,541
                                                                          -------------------------------
                                         TOTAL INTEREST AND FEE INCOME     625,323     615,635    580,004
                                                                          -------------------------------
INTEREST EXPENSE:
Deposits                                                                   228,335     233,580    228,639
Borrowings                                                                  47,907      37,864     32,212
Subordinated and other debt                                                 20,231      17,647      6,526
                                                                          -------------------------------
                                                TOTAL INTEREST EXPENSE     296,473     289,091    267,377
                                                                          -------------------------------
                                                   NET INTEREST INCOME     328,850     326,544    312,627
PROVISION FOR POSSIBLE LOAN LOSSES                                          35,607      24,442     29,060
                                                                          -------------------------------
                                   NET INTEREST INCOME AFTER PROVISION
                                              FOR POSSIBLE LOAN LOSSES     293,243     302,102    283,567
                                                                          -------------------------------
NONINTEREST INCOME:
Trust department income                                                      4,472       4,190      3,845
Service charges on deposit accounts                                         27,314      28,031     26,884
Securities gains                                                             4,474       9,445      2,015
Loss on assets held for sale                                               (23,303)          -       (894)
Credit card fees                                                            14,773      11,472      5,876
Other income                                                                24,293      17,288     16,273
                                                                          -------------------------------
                                              TOTAL NONINTEREST INCOME      52,023      70,426     53,999
                                                                          -------------------------------

NONINTEREST EXPENSE:
Salaries                                                                    84,005      87,024     85,314
Pension and other employee benefits                                         23,239      28,201     25,527
Occupancy expense                                                           24,784      23,292     23,585
Equipment expense                                                           11,317      11,620     10,681
Deposit and other insurance                                                  3,118       3,520      6,374
Special SAIF assessment                                                          -           -     10,074
Outside services                                                            34,819      33,365     28,364
Other real estate owned expense                                              3,337       5,590      5,675
Amortization of intangibles                                                 12,105      10,446      8,708
Other                                                                       35,615      36,140     34,874
Merger related and restructuring costs                                      69,192         270     22,082
                                                                          -------------------------------
                                             TOTAL NONINTEREST EXPENSE     301,531     239,468    261,258
                                                                          -------------------------------
                                            INCOME BEFORE INCOME TAXES      43,735     133,060     76,308
PROVISION FOR INCOME TAXES                                                  16,984      49,065     29,004
                                                                          -------------------------------
                                                            NET INCOME    $ 26,751     $83,995    $47,304
                                                                          ===============================

EARNINGS PER SHARE:
Basic                                                                        $0.50       $1.55      $0.86
Diluted                                                                      $0.49       $1.48      $0.83

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                                       53,380      53,488     53,690
Diluted                                                                     55,153      56,508     56,848

See Notes to Supplemental Consolidated Financial Statements.

                     Hudson United Bancorp and Subsidiaries
          ------------------------------------------------------------
          Supplemental Consolidated Statements of Comprehensive Income

Year Ended December 31,  (in thousands)                                   1998           1997           1996
---------------------------------------------------------------------------------------------------------------
                                                       NET INCOME      $26,751        $83,995        $47,304
                                                                       =======        =======        =======

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Unrealized securities gains (losses)arising during period               $8,508        $15,635        $(4,329)
Less: reclassification for gains included in net income                 (2,858)        (5,755)        (1,261)
                                                                       -------        -------        -------
Other comprehensive income (loss)                                        5,650          9,880         (5,590)
                                                                       -------        -------        -------
                                             COMPREHENSIVE INCOME      $32,401        $93,875        $41,714
                                                                       =======        =======        =======

See Notes to Supplemental Consolidated Financial Statements.

                     Hudson United Bancorp and Subsidiaries
          ------------------------------------------------------------


SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996



                                             CONVERTIBLE
                                           PREFERRED STOCK                COMMON STOCK
                                           ---------------                ------------           ADDITIONAL
(IN THOUSANDS, EXCEPT SHARE DATA)                                                                  PAID-IN        RETAINED
                                          SHARES       AMOUNT         SHARES         AMOUNT        CAPITAL        EARNINGS
                                       -------------------------------------------------------------------------------------
Balance at December 31, 1995             520,503    $     4,362     45,868,293    $    81,554    $   385,051    $   230,828
                                       =====================================================================================
Net income                                    --             --             --             --             --         47,304
Cash dividends - common                       --             --             --             --             --        (25,278)
Cash dividends - preferred                    --             --             --             --             --           (825)
3% Stock Dividend                             --             --         47,662             85          1,235        (28,348)
Preferred Stock Dividend                  39,650             14             --             --            383           (397)
Shares issued for:
   Stock options exercised                    --             --        389,449            691            278             --
   Warrants exercised                         --             --        192,760            342            996             --
   Dividend reinvestment and stock
   reinvestment plan                          --             --         14,543             26            297             --
   Common stock offering                      --             --      1,274,218          2,265         18,300             --
   Preferred stock conversion            (70,018)          (250)        99,202            176             74             --
Cash in lieu of fractional shares                            --             --             --             --            (34)
Issuance and retirement of
   treasury stock                             --             --       (387,763)          (687)        (7,219)            --
Purchase of treasury stock                    --             --             --             --             --             --
Effect of compensation plans                  --             --          9,784             18          1,745            161
Other transactions                            --             --             --             --           (513)            --
Other comprehensive loss                      --             --             --             --             --             --
                                       -------------------------------------------------------------------------------------
Balance at December 31, 1996             490,135    $     4,126     47,508,148    $    84,470    $   400,627    $   223,411
                                       =====================================================================================
Net income                                    --             --             --             --             --         83,995
Cash dividends - common                       --             --             --             --             --        (32,199)
Cash dividends - preferred                    --             --             --             --             --           (650)
3% Stock Dividend                             --             --        321,046            570          9,859        (45,066)
5% Stock Dividend                             --             --        231,905            412          5,931         (6,343)
Preferred Stock Dividend                  36,048             13             --             --            454           (467)
Preferred Stock Offering                  13,477              5             --             --            101             --
Shares issued for:
   Stock options exercised                    --             --         68,852            122         (5,956)            --
   Warrants exercised                         --             --             --             --            (48)            --
   Dividend reinvestment and stock
   reinvestment plan                          --             --         10,294             18            292             --
   Preferred stock conversion           (524,792)        (4,014)       175,152            311        (36,645)            --
   Redemption of Preferred Stock         (13,618)            (5)           979              2           (140)            --
   Acquire minority interest                  --             --        470,659            837          7,917             --
Cash in lieu of fractional shares             --             --             --             --            (97)            --
Purchase of treasury stock                    --             --             --             --             --             --
Effect of compensation plans                  --             --         18,589             34          1,372              6
Other comprehensive income                    --             --             --             --             --             --
                                       -------------------------------------------------------------------------------------
Balance at December 31, 1997               1,250    $       125     48,805,624    $    86,776    $   383,667     $  222,687
                                       =====================================================================================
Net income                                    --             --             --             --             --         26,751
IBSF Fiscal Year Adjustment                   --             --             --             --             --          1,539
Cash dividends - common                       --             --             --             --             --        (39,706)
3% Stock Dividend                             --             --         82,629            147            270        (41,851)
Stock Split                                   --             --      4,057,468          7,214         (3,067)        (4,147)
Shares Issued for:
   Stock options exercised                    --             --        582,159          1,035         (6,282)            --
   Warrants exercised                         --             --          7,158             13            (97)            --
   Dividend reinvestment and stock
   reinvestment plan                          --             --          4,893              9            161             --
   Preferred stock conversion               (750)           (75)        16,608             30           (130)            --
Cash in lieu of fractional shares             --             --             --             --           (212)            (4)
Other transactions                            --             --          3,750              7             (7)            --
Purchase of treasury stock                    --             --             --             --             --             --
Issuance and retirement of
  treasury stock                              --             --       (989,058)        (1,759)       (18,930)            --
Effect of compensation plans                  --             --           (783)            (2)         5,248             --
Other comprehensive income                    --             --             --             --             --             --
                                       -------------------------------------------------------------------------------------
Balance at December 31, 1998                 500    $        50     52,570,448    $    93,470    $   360,621    $   165,269
                                       =====================================================================================

                                                        EMPLOYEE
                                                     STOCK AWARDS
                                                         AND
                                                     UNALLOCATED   ACCUMULATED
                                                     SHARES HELD      OTHER
(IN THOUSANDS, EXCEPT SHARE DATA)      TREASURY      IN ESOP, AT  COMPREHENSIVE
                                         STOCK           COST         INCOME          TOTAL
                                      --------------------------------------------------------
Balance at December 31, 1995          $   (21,287)   $   (15,171)   $     2,762    $   668,099
                                      ========================================================
Net income                                     --             --             --         47,304
Cash dividends - common                        --             --             --        (25,278)
Cash dividends - preferred                     --             --             --           (825)
3% Stock Dividend                          27,028             --             --             --
Preferred Stock Dividend                       --             --             --             --
Shares issued for:
   Stock options exercised                  1,194             --             --          2,163
   Warrants exercised                          74             --             --          1,412
   Dividend reinvestment and stock
   reinvestment plan                           --             --             --            323
   Common stock offering                       --             --             --         20,565
   Preferred stock conversion                  --             --             --             --
Cash in lieu of fractional shares              --             --             --            (34)
Issuance and retirement of
   treasury stock                           7,906             --             --             --
Purchase of treasury stock                (40,004)            --             --        (40,004)
Effect of compensation plans                   (2)         3,191             --          5,113
Other transactions                             --             --           (513)          (513)
Other comprehensive loss                       --             --         (5,590)        (5,590)
                                      --------------------------------------------------------
Balance at December 31, 1996          $   (25,091)   $   (11,980)   $    (2,828)   $   672,735
                                      ========================================================
Net income                                     --             --             --         83,995
Cash dividends - common                        --             --             --        (32,199)
Cash dividends - preferred                     --             --             --           (650)
3% Stock Dividend                          34,723             --             --             86
5% Stock Dividend                              --             --             --             --
Preferred Stock Dividend                       --             --             --             --
Preferred Stock Offering                       --             --             --            106
Shares issued for:
   Stock options exercised                 10,380             --             --          4,546
   Warrants exercised                          65             --             --             17
   Dividend reinvestment and stock
   reinvestment plan                           --             --             --            310
   Preferred stock conversion              40,348             --             --             --
   Redemption of Preferred Stock               --             --             --           (143)
   Acquire minority interest                   --             --             --          8,754
Cash in lieu of fractional shares              --             --             --            (97)
Purchase of treasury stock                (83,614)            --             --        (83,614)
Effect of compensation plans                  300          2,371             --          4,083
Other comprehensive income                     --             --          9,880          9,880
                                      --------------------------------------------------------
Balance at December 31, 1997          $   (22,889)   $    (9,609)   $     7,052    $   667,809
                                      ========================================================
Net income                                     --             --             --         26,751
IBSF Fiscal Year Adjustment                    --             --             --          1,539
Cash dividends - common                        --             --             --        (39,706)
3% Stock Dividend                          41,434             --             --             --
Stock Split                                    --             --             --             --
Shares Issued for:
   Stock options exercised                 18,548             --             --         13,301
   Warrants exercised                         173             --             --             89
   Dividend reinvestment and stock
   reinvestment plan                           --             --             --            170
   Preferred stock conversion                 175             --             --             --
Cash in lieu of fractional shares              --             --             --           (216)
Other transactions                             --             --             --             --
Purchase of treasury stock                (70,138)            --             --        (70,138)
Issuance and retirement of
  treasury stock                           20,689             --             --             --
Effect of compensation plans                2,189          7,241             --         14,676
Other comprehensive income                     --             --          5,650          5,650
                                      --------------------------------------------------------
Balance at December 31, 1998          $    (9,819)   $    (2,368)   $    12,702    $   619,925
                                      ========================================================

See Notes to Supplemental Consolidated Financial Statements.

                     HUDSON UNITED BANCORP AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1998,1997, AND 1996 (IN THOUSANDS)                 1998           1997           1996
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                      $    26,751    $    83,995    $    47,304
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Provision for possible loan losses                                             35,607         24,442         29,060
      Provision for depreciation and amortization                                    23,887         22,341         21,959
      Amortization of security premiums, net                                          2,344          2,799          5,507
      Securities gains                                                               (4,474)        (9,445)        (2,015)
      Loss (gain) on sale of premises and equipment                                   1,964            113           (182)
      Gain on Sale of Loans                                                          (3,029)        (1,289)          (304)
      Loss on assets held for sale                                                   23,303             --            894
      Market adjustment on ESOP                                                         728            894            388
      MRP earned                                                                      2,809          1,210          1,194
      IBSF Fiscal Year Adjustment                                                     1,539             --             --
      Mortgage Loans Originated For Sale                                           (203,172)      (118,022)      (159,027)
      Mortgage Loan Sales                                                           192,899        113,945        173,864
      Deferred income tax provision (benefit)                                         1,750          9,675          1,126
      Net (increase) decrease in assets held for sale                               (14,147)           456           (263)
      (Increase) decrease in other assets                                           (14,036)        (7,647)        15,450
      Increase (decrease) in other liabilities                                      179,872         11,913            (38)
                                                                                -----------------------------------------
                    NET CASH PROVIDED BY OPERATING ACTIVITIES                       254,595        135,380        134,917
                                                                                -----------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of investment securities available for sale                     479,997        464,288        460,776
Proceeds from repayments and maturities of investment securities:
   Available for sale                                                               996,197        456,502        348,634
   Held to maturity                                                                 532,366        257,875        631,383
Purchases of investment securities:
   Available for sale                                                            (1,861,926)      (920,556)    (1,200,149)
   Held to maturity                                                                (684,718)      (235,873)      (676,661)
Net cash acquired through acquisitions                                              231,417             --        459,046
Increase in loans other than purchases and sales                                   (108,014)      (212,042)      (404,710)
Loans purchased                                                                          --        (29,704)            --
Loans sold                                                                          129,842        127,204         91,184
Proceeds from sales of premises and equipment                                           124            702          1,480
Purchases of premises and equipment                                                 (14,646)       (16,830)       (17,491)
Decrease in other real estate owned                                                  11,047         11,910         16,750
                                                                                -----------------------------------------
                    NET CASH USED IN INVESTING ACTIVITIES                          (288,314)       (96,524)      (289,758)
                                                                                -----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in demand deposits                                          113,215         52,832        (35,685)
Net decrease in NOW and savings accounts                                           (196,879)        10,860        (67,047)
Net (decrease) increase in certificates of deposit                                 (262,524)        21,084        (22,242)
Net increase in borrowings                                                           69,240        226,269        152,780
Reduction of ESOP loan                                                                  853            696            837
Net Proceeds from issuance of debt                                                   45,987         74,513         96,738
Net Proceeds from the issuance of common stock                                       13,560         14,114         24,100
Termination of ESOP Plan                                                             10,220             --             --
Cash dividends paid                                                                 (39,706)       (32,849)       (26,103)
Purchase of stock for pension plan                                                     (341)            --             --
Acquisition of treasury stock                                                       (70,138)       (83,614)       (40,004)
                                                                                -----------------------------------------
                    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES            (316,513)       283,905         83,374
                                                                                -----------------------------------------

                      (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (350,232)       322,761        (71,467)

                        CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              729,511        406,750        478,217
                                                                                -----------------------------------------
                          CASH AND CASH EQUIVALENTS AT END OF YEAR              $   379,279    $   729,511    $   406,750
                                                                                =========================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for-
   Interest                                                                     $   292,807    $   287,881    $   266,064
   Income taxes                                                                      27,684         35,874         27,444
Liabilities assumed in purchase business combinations and branch acquisitions       342,720             --        763,580
                                                                                =========================================

See Notes to Supplemental Consolidated Financial Statements.

            NOTES TO SUPPLEMENTAL CONSOLIDATED
            FINANCIAL STATEMENTS

DECEMBER 31, 1998 (IN THOUSANDS, EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hudson United Bancorp (the Company) provides a full range of banking services to individual and corporate customers through its three banking subsidiaries, Hudson United Bank (Hudson), Lafayette American Bank (Lafayette) and Bank of the Hudson (BOTH), with branch locations in New Jersey, Connecticut, New York and Pennsylvania. The Company is subject to the regulations of certain Federal and State banking agencies and undergoes periodic examinations by those agencies.

BASIS OF PRESENTATION AND CONSOLIDATION

The consolidated financial statements include the accounts of Hudson United Bancorp and its subsidiaries, all of which are wholly owned. The financial statements of institutions acquired which have been accounted for by the pooling of interests method are included herein for all periods presented.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities, as of the date of the financial statements and revenues and expenses for the period. Actual results could differ significantly from those estimates.

All significant intercompany accounts and transactions are eliminated in consolidation.

SECURITIES

The Company classifies its securities as held to maturity, available for sale and held for trading purposes. Securities for which the Company has the ability and intent to hold until maturity are classified as held to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts on a straight-line basis which is not materially different from the interest method. Management reviews its intent to hold securities to maturity as a result of changes in circumstances, including major business combinations. Sales or transfers of held to maturity securities may be necessary to maintain the Company's existing interest rate risk position or credit risk policy.

Securities which are held for indefinite periods of time which management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available for sale and are carried at fair value. Differences between available for sale securities' amortized cost and fair value are charged/credited directly to stockholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis. The Company had no securities held for trading purposes at December 31, 1998 and 1997.

Security purchases and sales are recorded on the trade date.

MORTGAGE LOANS AND ASSETS HELD FOR SALE

Mortgages held for sale are recorded at cost, which approximates market. These mortgages are typically sold within three months of origination without recourse. Assets held for sale are carried at lower of cost or market.

LOANS

Loans are recorded at their principal amounts outstanding. Interest income on loans not made on a discounted basis is credited to income based on principal amounts outstanding at applicable interest rates. Interest income on consumer credit loans is recorded primarily using the simple interest method.

Recognition of interest on the accrual method is discontinued when, based on contractual delinquency, timely payment is not expected. A nonaccrual loan is not returned to an accrual status until interest is received on a current basis and other factors indicate that collection of principal and interest is no longer doubtful.

The net amount of all loan origination fees, direct loan origination costs and loan commitment fees are deferred and recognized over the estimated life of the related loans as an adjustment of yield.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allowance is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions charged to expense and reduced by net charge-offs.

In accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118," Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure," a loan is deemed impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. These accounting standards require that the measurement of impairment of a loan be based on either: the present value of expected future cash flows, net of estimated costs to sell, discounted at the loan's effective interest rate; a loan's observable market price; or the fair value of collateral, if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Company will be required to establish a valuation allowance, or adjust existing valuation allowances, with a corresponding charge or credit to the provision for possible loan losses. The valuation allowance, if any, is maintained as part of the allowance for possible loan losses. The Company's process of identifying impaired loans is conducted as part of its review for the adequacy of the allowance for possible loan losses.

While management uses available information to recognize potential losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in its market areas. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review the allowance for possible loan losses of subsidiary banks. Such agencies may require additions to the allowance based on their judgments of information available to them at the time of their examinations.

PREMISES AND EQUIPMENT

Land, buildings and furniture, fixtures and equipment are carried at cost. Depreciation on substantially all buildings and furniture, fixtures and equipment is provided using the straight-line method based on estimated useful lives ranging from 3-25 years. Maintenance and repairs are expensed as incurred and additions and improvements are capitalized.

OTHER REAL ESTATE OWNED

Other real estate owned (OREO) includes loan collateral that has been formally repossessed. These assets are transferred to OREO and recorded at the lower of carrying cost or fair value of the properties. Subsequent provisions that result from ongoing periodic evaluations of these OREO properties are charged to expense in the period in which they are identified. OREO is carried at the lower of cost or fair value, less estimated costs to sell. Carrying costs, such as maintenance and property taxes, are charged to expense as incurred.

INVESTMENT IN JOINT VENTURE

The Company owns 50% of the common stock of United Financial Services, a third-party data processing service provider.

The investment is being accounted for by the equity method.

INTANGIBLES

Intangible assets resulting from acquisitions under the purchase method of accounting consist of goodwill and core deposit intangibles. Goodwill is being amortized on a straight-line basis over periods ranging from five to ten years. Core deposit intangibles are being amortized, on a straight-line basis, over the estimated average remaining lives of such intangible assets (primarily five years).

FEDERAL INCOME TAXES

The Company uses the liability method of accounting for income taxes. Certain income and expense items are recorded differently for financial reporting purposes than for Federal income tax purposes and provisions for deferred taxes are made in recognition of these temporary differences. A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the Company's deferred tax asset will not be realized. Changes in the deferred tax valuation allowance are reported through charges or credits to the income tax provision.

The Company and its subsidiaries file a consolidated Federal income tax return. Under tax sharing agreements, each subsidiary provides for and settles income taxes with the Company as if they would have filed on a separate return basis.

As discussed further in Note (2), the Company acquired all of the outstanding shares of Lafayette on July 1, 1996, all of the outstanding shares of Westport Bancorp, Inc. (Westport) on December 13, 1996, and all of the outstanding shares of Poughkeepsie Financial Corp. (PFC) on April 24, 1998,and all of the outstanding shares of Dime Financial (DFC) on August 21, 1998. Lafayette, Westport, PFC and DFC established valuation allowances due to uncertainties surrounding their ability to realize their deferred tax assets. Considering the combined operating results of the Company, it is unlikely that the Company would have established these valuation allowances with respect to its deferred tax assets had the companies previously been combined. Accordingly, the accompanying financial statements (including quarterly financial information in Note 21) have been restated to reflect what the changes to the valuation allowance would have been had the companies always been combined.

TREASURY STOCK

The Company determines the cost of treasury shares under the weighted-average cost method.

STOCK-BASED COMPENSATION

Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and allows companies to choose either: 1 ) a fair value method of valuing stock-based compensation plans which will affect reported net income; or 2) to continue following the existing accounting rules for stock option accounting but disclose what the impact would have been had the new standard been adopted. The Company elected the disclosure option of this standard. See Note 15.

TRANSFERS & SERVICING OF FINANCIAL ASSETS

Effective January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Such standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of the standard did not have a material impact on the Company's financial position or results of operations.

PER SHARE AMOUNTS

In the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings per Share." This statement establishes standards for computing and presenting earnings per share and requires dual presentation of basic and diluted earnings per share.

Basic earnings per common share is computed by dividing net income, less dividends on the convertible preferred stock, by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares plus the number of shares issuable upon conversion of the preferred stock and the incremental number of shares issuable from the exercise of stock options and warrants calculated using the treasury stock method. All per share amounts have been retroactively adjusted for the three-for-two common stock split on January 14, 1995 and for all stock dividends. All prior annual and interim periods presented have been restated in the new format.

RECENT ACCOUNTING STANDARDS

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting of comprehensive income and its components in a full set of general purpose financial statements. The Company has elected to display Consolidated Statements of Income and Consolidated Statements of Comprehensive Income separately for the disclosed periods.

Effective January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related information," which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company's three banking subsidiaries, Hudson United Bank, Lafayette, and BOTH, which meet the criteria of SFAS No. 131 to be considered in the aggregate, have been aggregated for purposes of segment reporting. HUBCO, Inc., the banks' holding company, is not a reportable segment because it does not exceed any of the quantitative thresholds.

Effective for the fiscal year ended December 31, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pension and other postretirement benefits to the extent practicable and requires additional information on changes in the benefit obligations and fair values of plan assets.

The Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishing standards for the accounting and reporting of derivatives. The statement is effective for fiscal years beginning after June 15, 1999; earlier application is permitted. The Company has elected not to adopt this statement prior to its effective date. The Company does not expect that adoption of the statement will have a material effect on its financial position or results of operations.

CASH EQUIVALENTS

Cash equivalents include amounts due from banks and Federal funds sold.

RECLASSIFICATIONS

Certain reclassifications have been made to the 1997 and 1996 amounts in order to conform to 1998's presentation.

(2) BUSINESS COMBINATIONS

The following business combinations have been accounted for using the pooling of interests method-

On January 12, 1996, the Company acquired all of the outstanding shares of Growth Financial Corp (Growth), based in Basking Ridge, New Jersey. Each share of Growth common stock outstanding was converted into .754 shares of the Company's common stock, for a total of 1,348,995 shares. At the time of the acquisition, Growth had approximately $128 million in assets.

On July 1, 1996, the Company acquired all of the outstanding shares of Lafayette American Bank and Trust Company (Lafayette), based in Bridgeport, Connecticut. Each share of Lafayette common stock outstanding was converted into .643 shares of the Company's common stock, for a total of 6,248,756 shares. At the time of the acquisition, Lafayette had approximately $741 million in assets.

On December 13, 1996, the Company acquired all the outstanding shares of Westport Bancorp, Inc., (Westport) based in Westport, Connecticut. Each share of Westport common stock outstanding was converted into .352 shares of the Company's common stock for a total of 1,979,730 shares. Westport's convertible preferred stock was converted into a new preferred issue with identical terms, including equivalent dividend yield. At the time of the acquisition, Westport had approximately $317 million in assets.

On January 8, 1998, the Company acquired all the outstanding shares of The Bank of Southington (BOS) based in Southington, Connecticut. Each share of BOS common stock outstanding was converted into .637 shares of the Company's common stock for a total of 755,133 shares. At the time of the acquisition, BOS had approximately $135 million in assets.

On April 24, 1998, the Company acquired all the outstanding shares of Poughkeepsie Financial Corp. (PFC) based in Poughkeepsie, New York. Each share of PFC's common stock outstanding was converted into .309 shares of the Company's common stock for a total of 3,586,360 shares. At the time of the acquisition, PFC had approximately $830 million in assets.

On May 29, 1998, the Company acquired all the outstanding shares of MSB Bancorp
(MSB) based in Goshen, New York. Each share of MSB's common stock outstanding was converted into 1.052 shares of the Company's common stock for a total of 2,933,710 shares. At the time of the acquisition MSB had approximately $745 million in assets.

On August 14, 1998, the Company acquired all the outstanding shares of IBS Financial (IBS) based in Cherry Hill, New Jersey. Each share of IBS common stock outstanding was converted into .550 shares of the Company's common stock for a total of 5,946,880 shares. At the time of the acquisition, IBS had approximately $743 million in assets.

On August 14, 1998, the Company acquired all the outstanding shares of Community Financial Holding Corporation (CFHC) based in Westmont, New Jersey. Each share of CFHC common stock was converted into .716 shares of the Company's common stock for a total of 766,144 shares. At the time of the acquisition, CFHC had approximately $150 million in assets.

On August 21, 1998, the Company acquired all the outstanding shares of Dime Financial Corporation (DFC) based in Wallingford, Connecticut. Each share of DFC common stock was converted into 1.0815 shares of the Company's common stock for a total of 5,221,614 shares. At the time of the acquisition, DFC had approximately $961 million in assets.

On November 30, 1999, the Company acquired all the outstanding shares of JeffBanks, Inc. ("Jeff") based in Philadelphia, Pennsylvania. Each share of Jeff common stock was converted into .9785 shares of the Company's common stock for a total of 10,863,069 shares. At the time of the acquisition, Jeff had approximately $1.8 billion in assets.

On December 1, 1999, the Company acquired all the outstanding shares of Southern Jersey Bancorp ("SJB") based in Bridgeton, New Jersey. Each share of SJB common stock was converted into 1.2978 shares of the Company's common stock for a total of 1,467,405 shares.

At the time of the acquisition, SJB had approximately $425 million in assets

Under the pooling-of-interests method, the accompanying consolidated financial statements include the accounts of these acquired institutions for all periods presented.

Separate results of the combining pooled entities for the period prior to their acquisition are as follows-

                                                1998           1997
                                             ------------------------
      Net interest income-
      The Company, as previously
         reported (1)                        $ 254,194      $ 139,110

              BOS                                   --          6,733
              PFC                                   --         27,448
              MSB                                   --         24,484
              CFHC                                  --          6,316
              IBS                                   --         22,623
              DFC                                   --         28,221
              JEFF                              59,773         54,968
              SJB                               14,883         16,641
                                             ------------------------
                                             $ 328,850      $ 326,544
                                             ========================
      Net income
      The Company, as previously
         reported (1)                         $ 23,151       $ 48,180

              BOS                                   --            327
              PFC(2)                                --          2,429
              MSB                                   --          2,281
              CFHC                                  --            630
              IBS                                   --          5,806
              DFC(2)                                --         10,174
              JEFF                              11,432         13,331
              SJB                               (7,832)           837
                                             ------------------------
                                              $ 26,751        $83,995
                                             ========================

(1) Represents amounts previously reported by the Company as restated for the elimination of preferred stock dividends paid by MSB to the Company of $1.13 million in 1997.

(2) Represents amounts previously reported by PFC and DFC as restated for certain changes in the timing of deferred tax asset valuation allowance changes (see Note 1 Federal Income Taxes).

Results of operations have been included for periods subsequent to the acquisition date for business combinations that have been accounted for using the purchase method.

On August 30, 1996, the Company acquired Hometown Bancorporation (Hometown), a $194 million bank holding company with 2 branch locations in Fairfield County, Connecticut, for an aggregate cash consideration of $31.6 million which was $14.6 million in excess of the fair value of the net assets acquired. Hometown's banking subsidiary, The Bank of Darien, was merged into Lafayette.

On November 29, 1996, Lafayette acquired UST Bank/Connecticut, a subsidiary of UST Corp, for a cash purchase price of $13.7 million which was $6.7 million in excess of the fair value of the net assets acquired. UST Bank/Connecticut was a $111 million commercial bank with 4 branch locations in Fairfield County, Connecticut.

On February 5, 1998, the Company acquired Security National Bank & Trust Company of New Jersey (SNB) for a cash purchase price of $9.8 million which was $5.5 million in excess of the fair value of the net assets acquired. Security was a $86 million asset bank and trust company with 4 branch locations, headquartered in Newark, New

Jersey. In the merger, shareholders of SNB received $34.00 in cash for each share of SNB common stock.

On June 26, 1998, the Company acquired 21 branches of First Union National Bank located in New Jersey and Connecticut. The 8 Connecticut branches representing $99.6 million in deposits were merged into Lafayette. The 13 New Jersey branches representing $143.3 million in deposits were merged into Hudson.

On July 24, 1998, the Company acquired two additional branches of First Union National Bank located in Hyde Park and Woodstock, New York. The branches representing $25.2 million in deposits were merged into Bank of the Hudson.

Pro forma results of operations have not been disclosed herein because the Hometown, UST Bank/Connecticut and SNB business combinations were not deemed to be significant.

Merger related and restructuring costs were $69.2 million in 1998, $0.3 million in 1997 and $22.1 million in 1996. The 1998 costs include payout and accruals for employment contracts, severance and other employee related costs ($29.5 million), branch closing, fixed assets disposition and other occupancy related costs ($13.2 million), professional services ($13.6 million) and other merger related expenses ($12.9 million).

(3) CASH AND DUE FROM BANKS

The Company's subsidiary banks are required to maintain an average reserve balance as established by the Federal Reserve Board. The amount of those reserve balances for the reserve computation period, which included December 31, 1998, was approximately $26.6 million.

(4) INVESTMENT SECURITIES

The amortized cost and estimated market value of Investment Securities as of December 31, are summarized as follows (in thousands):

                                                      1998
                            -------------------------------------------------------
                                               GROSS UNREALIZED           ESTIMATED
                              AMORTIZED   ---------------------------       MARKET
                                COST         GAINS         (LOSSES)         VALUE
-----------------------------------------------------------------------------------
AVAILABLE FOR SALE
U.S. Government             $   108,036   $     1,940    $        --    $   109,976
U.S. Government agencies        425,610         3,555            (59)       429,106
Mortgage-backed
   securities                 1,888,149        14,984         (4,956)     1,898,177
States and political
   subdivisions                  87,132         3,047           (114)        90,065
Other debt securities            20,690           152            (58)        20,784
Equity securities               110,403         2,471           (674)       112,200
                            -------------------------------------------------------
                            $ 2,640,020   $    26,149    $    (5,861)   $ 2,660,308
                            =======================================================
HELD TO MATURITY
U. S. Government            $    42,373   $       393    $        --    $    42,766
U. S. Government agencies        37,360         1,462             --         38,822
States and political
   subdivisions                  16,190           204             (4)        16,390
Mortgage-backed
   securities                   539,725         2,277           (717)       541,285
                            -------------------------------------------------------
                            $   635,648   $     4,336    $      (721)   $   639,263
                            =======================================================

                                                      1997
                            -------------------------------------------------------
                                               GROSS UNREALIZED           ESTIMATED
                              AMORTIZED   ---------------------------       MARKET
                                COST         GAINS         (LOSSES)         VALUE
-----------------------------------------------------------------------------------
AVAILABLE FOR SALE
U. S. Government            $   156,977   $     1,155    $      (342)   $   157,790
U. S. Government agencies       345,495         1,987           (335)       347,147
Mortgage-backed
   securities                 1,221,415         5,997         (4,106)     1,223,306
States and political
   subdivisions                  61,834         1,998            (27)        63,805
Other debt securities            44,592           374             (8)        44,958
Equity securities                58,559         4,925            (62)        63,422
                            -------------------------------------------------------
                            $ 1,888,872   $    16,436    $    (4,880)   $ 1,900,428
                            =======================================================
HELD TO MATURITY
U. S. Government            $    54,093   $       611    $       (22)   $    54,682
U. S. Government agencies       269,566         1,799           (515)       270,850
State and political
   subdivisions                  42,200           694             (1)        42,893
Mortgage-backed
   securities                   442,199         7,827         (1,937)       448,089
Other debt securities            12,870            48            (37)        12,881
                            -------------------------------------------------------
                            $   820,928   $    10,979    $    (2,512)   $   829,395
                            =======================================================

The amortized cost and estimated market value of debt securities at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      ESTIMATED
                                                       AMORTIZED        MARKET
(in thousands)                                            COST          VALUE
                                                      --------------------------
AVAILABLE FOR SALE
Due in one year or less                               $   92,983      $   93,300
Due after one year through five years                    341,436         345,921
Due after five years through ten years                   116,254         117,759
Due after ten years                                       90,795          92,951
                                                      --------------------------
                                                         641,468         649,931
Mortgage-backed securities                             1,888,149       1,898,177
Equity securities                                        110,403         112,200
                                                      --------------------------
                                                      $2,640,020      $2,660,308
                                                      ==========================
HELD TO MATURITY
Due in one year or less                               $   51,146      $   51,549
Due after one year through five years                     12,985          13,206
Due after five years through ten years                    31,547          32,960
Due after ten years                                          245             263
                                                      --------------------------
                                                          95,923          97,978
Mortgage-backed securities                               539,725         541,285
                                                      --------------------------
                                                      $  635,648      $  639,263
                                                      ==========================

Sales of securities for the years ended December 31, are summarized as follows (in thousands):

                                        1998            1997            1996
                                      -----------------------------------------
Proceeds from sales                   $ 479,997       $ 464,288       $ 460,776
Gross gains from sales                    5,342           9,939           3,417
Gross losses from sales                    (868)           (494)         (1,402)

Securities with a book value of $496.2 million and $621.5 million at December 31, 1998 and 1997, respectively, were pledged to secure public funds, repurchase agreements and for other purposes as required by law.

(5) LOANS AND THE ALLOWANCE FOR POSSIBLE LOAN LOSSES

The Company's loan portfolio is diversified with no industry comprising greater than 10% of the total loans outstanding. Real estate loans are primarily made in the local lending area of the subsidiary banks.

The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

A summary of the activity in the allowance for possible loan losses is as follows (in thousands):

                                               1998         1997         1996
-------------------------------------------------------------------------------
Balance at January 1                         $ 85,230     $ 81,979     $ 79,968
Additions (deductions):
   Provision charged to expense                35,607       24,442       29,060
   Allowance acquired through
      mergers or acquisitions                   1,950        2,800        4,658
   Recoveries on loans previously
      charged off                               6,101       10,107        7,338
   Loans charged off (1)                      (52,845)     (34,098)     (39,045)
                                             ----------------------------------
Balance at December 31                       $ 76,043     $ 85,230     $ 81,979
                                             ==================================

1) INCLUDES $9,521 WRITEDOWN ON ASSETS HELD FOR SALE IN 1998.

The following table presents information related to loans which are on nonaccrual, contractually past due ninety days or more as to interest or principal payments and loans which have been restructured to provide a reduction or deferral of interest or principal for reasons related to the debtors' financial difficulties.

(in thousands)                                            DECEMBER 31,
                                                 ------------------------------
                                                       1998               1997
-------------------------------------------------------------------------------
Nonaccrual loans                                     $46,178             $64,766
Renegotiated loans                                     5,632              19,054
                                                 ------------------------------
   Total nonperforming loans                         $51,810             $83,820
                                                 ==============================
90 days or more past due and still
   accruing                                          $21,261             $24,349
                                                 ==============================
                                                     YEAR ENDED DECEMBER 31,
                                                 -------------------------------
                                                  1998        1997        1996
                                                 -------------------------------
Gross interest income which would have
been recorded under original terms               $ 8,012     $ 6,341     $ 6,815
                                                 ===============================
Gross interest income recorded during
   the year                                      $   685     $ 1,454     $ 1,969
                                                 ===============================

At December 31, 1998 and 1997 impaired loans, comprised principally of nonaccruing loans, totaled $38.4 million and $42.9 million, respectively. The allowance for possible loan losses related to such impaired loans was $9.9 million and $4.9 million at December 31, 1998 and 1997, respectively. The average balance of impaired loans for 1998 and 1997 was $41.3 million and $38.5 million, respectively.

(7) LOANS TO RELATED PARTIES

In the ordinary course of business, subsidiary banks have extended credit to various directors, officers and their associates.

The aggregate loans outstanding to related parties are summarized below for the year ended December 31, 1998 (in thousands):

Balance at January 1                       $ 13,975
New loans issued                              3,865
Repayment of loans                           (1,875)
Loans to former directors                    (2,576)
                                           --------
Balance at December 31                     $ 13,389
                                           ========

(8) PREMISES AND EQUIPMENT

The following is a summary of premises and equipment at December 31 (in thousands):

                                                        1998             1997
-------------------------------------------------------------------------------
Land                                                 $  20,175        $  19,262
Premises                                               106,698          102,144
Furniture, fixtures and equipment                       90,108           88,124
                                                     --------------------------
                                                       216,981          209,530
Less- Accumulated depreciation                        (102,377)        (101,148)
                                                     --------------------------
                                                     $ 114,604        $ 108,382
                                                     ==========================

Depreciation and amortization expense for premises and equipment for 1998, 1997 and 1996 amounted to $11.6 million, $11.8 million and $11.5 million, respectively.

(9) INCOME TAXES

The components of the provision (benefit) for income taxes for the year ended December 31 are as follows (in thousands):

                                             1998           1997          1996
--------------------------------------------------------------------------------
Federal-
   Current                                 $ 15,614       $ 31,874      $ 24,233
   Deferred                                   1,750          9,675         1,126
State                                          (380)         7,516         3,645
                                           -------------------------------------
   Total provision for income
   taxes                                   $ 16,984       $ 49,065      $ 29,004
                                           =====================================

A reconciliation of the provision for income taxes, as reported, with the Federal income tax at the statutory rate for the year ended December 31 is as follows (in thousands):

                                               1998         1997         1996
-------------------------------------------------------------------------------
Tax at statutory rate                        $ 15,281     $ 46,390     $ 26,548
      Increase  (decrease) in taxes
      resulting from-
   Tax-exempt income                           (4,180)      (1,740)      (1,370)
   Non-deductible merger related
      expenses                                  5,232           --        3,765
   State income taxes, net of
      Federal income tax benefit                 (247)       4,969        2,379
   Change in valuation allowance                   --           --       (1,250)
   Other, net                                     898         (554)      (1,068)
                                             ----------------------------------
   Provision for income taxes                $ 16,984     $ 49,065     $ 29,004
                                             ==================================

Significant components of deferred tax assets and liabilities are as follows (in thousands):

                                                              DECEMBER 31,
                                                          1998          1997
-------------------------------------------------------------------------------
Deferred Tax Assets (Liabilities):
   Allowance for possible loan losses                    $ 25,159      $ 26,729
   Federal and state tax operating loss carry
      forwards                                              5,847        15,315
   Director/Officer Compensation Plans                      1,340         2,026
   Allowance for Losses on OREO                             2,152         1,459
   Depreciation                                            (5,432)       (2,576)
   Accumulated  Other Comprehensive
      Income                                               (7,038)       (7,904)
   Acquisition Related Expenses                             4,710         3,081
   Other                                                   14,367         7,783
                                                         ----------------------
   Net Deferred Tax Asset                                $ 41,105      $ 45,913
                                                         ======================

Management periodically evaluates the realizability of its deferred tax asset and will adjust the level of the valuation allowance if it is deemed more likely than not that all or a portion of the asset is realizable. There was no valuation allowance as of December 31, 1998.

The following represents the tax impact of unrealized securities gains (losses):

                                                      For the year ended
                                                       December 31, 1998
                                              ----------------------------------
                                               Before                   Net of
                                                tax          Tax         Tax
                                               Amount      Expense      Amount
                                              ----------------------------------
Unrealized holding gains
  arising during period                       $13,224      $(4,716)     $ 8,508

Less: reclassification for
  gains realized in Net Income                  4,474       (1,616)       2,858
                                              ---------------------------------
Net change during period                      $ 8,750      $(3,100)     $ 5,650
                                              ---------------------------------

                                                      For the year ended
                                                       December 31, 1997
                                              ----------------------------------
                                               Before                   Net of
                                                tax          Tax         Tax
                                               Amount      Expense      Amount
                                              ----------------------------------
Unrealized holding gains
  arising during period                       $25,350      $(9,715)     $15,635

Less: reclassification for
  gains realized in Net Income                  9,445       (3,690)       5,755
                                              ---------------------------------
Net change during period                      $15,905      $(6,025)     $ 9,880
                                              =================================

                                                      For the year ended
                                                       December 31, 1996
                                              ----------------------------------
                                               Before                    Net of
                                                tax          Tax          Tax
                                               Amount      Expense       Amount
                                              ----------------------------------
Unrealized holding gains
  (losses) arising during
  period                                      $(4,140)     $  (189)     $(4,329)

Less: reclassification for
  gains realized in Net Income                  2,015         (754)       1,261
                                              ---------------------------------
Net change during period                      $(6,155)     $   565      $(5,590)
                                              =================================

(10) BENEFIT PLANS AND POSTRETIREMENT BENEFITS

The Company and its acquired subsidiaries have certain pension plans which cover eligible employees. The plans provide for payments to qualified employees based on salary and years of service. The Company's funding policy for these plans is to make the maximum annual contributions allowed by the applicable regulations.

INFORMATION REGARDING THE BENEFIT OBLIGATION RESULTING FROM THE ACTUARIAL VALUATIONS PREPARED AS OF JANUARY 1, 1998 AND 1997 IS AS FOLLOWS (IN THOUSANDS):

                                                         1998           1997
-------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION:

Benefit obligation at beginning of year                 $ 35,575       $ 28,967
Service cost                                               1,437          1,583
Interest cost                                              2,364          2,050
Actuarial gain                                               291          2,078
Benefits paid                                             (2,297)        (2,279)
                                                        --------       --------
Benefit obligation at end of year                       $ 37,370       $ 32,399
                                                        ========       ========

CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of
   year                                                 $ 39,965       $ 36,195
Actual return on plan assets                               3,764          5,809
Employer contribution                                         --            240
Benefits paid                                             (2,297)        (2,279)
                                                        --------       --------
Fair value of plan assets at end of year                $ 41,432       $ 39,965
                                                        ========       ========

PREPAID PENSION COST CONSISTS OF THE
FOLLOWING AS OF DECEMBER 31 (in thousands):
Funded status                                           $  4,061       $  7,566
Unrecognized net transition obligation                      (486)          (647)
Unrecognized net actuarial loss                             (247)          (611)
Unrecognized prior service cost                             (298)        (3,413)
                                                        --------       --------
Prepaid pension cost                                    $  3,030       $  2,895
                                                        ========       ========

Assumptions used by the Company in the accounting for its plans in 1998 and 1997 were:

WEIGHTED AVERAGE ASSUMPTIONS AS OF
DECEMBER 31                                             1998             1997
--------------------------------------------------------------------------------
Discount rate                                          6.5-7.5%         6.5-8.0%
Expected return on plan assets                         8.0-8.5%         8.0-8.5%
Rate of compensation increase                          3.5-4.5%         3.5-4.5%

COMPONENTS OF NET PERIODIC
BENEFIT COST  (in thousands):                 1998          1997          1996
-------------------------------------------------------------------------------
Service cost                                $ 1,437       $ 1,583       $ 1,445
Interest cost                                 2,364         2,050         2,208
Expected return on plan assets               (3,137)       (2,857)       (3,825)
Net Amortization and deferral                  (118)          (92)        1,188
                                            -----------------------------------
Net periodic benefit cost                   $   546       $   684       $ 1,016
                                            ===================================

The Company has 401(k) savings plans covering substantially all of its employees. Under these Plans, the Company matches varying percentages of the employee's contribution. The Company's contributions under these Plans were approximately $1.4, $1.1 and $1.0 million in 1998, 1997 and 1996, respectively.

Except for the pension plans, the Company does not provide any significant post-retirement benefits.

(11) DEPOSITS

The aggregate amount of short-term jumbo certificates of deposit, each with a minimum denomination of $100,000, was approximately $483.8 million and $495.6 million at December 31, 1998 and 1997, respectively.

The scheduled maturities of certificates of deposit are as follows at December 31, 1998 (in thousands):

      3 months or less                         $  835,558
      Greater than 3 months to 1 year           1,529,313
      Greater than 1 year to 3 years              428,956
      Greater than 3 years                        147,999
                                               ----------
                                               $2,941,826
                                               ==========

(12) BORROWINGS

The following is a summary of borrowings at December 31 (in thousands):

                                                               1998         1997
Federal Home Loan Bank advances                            $524,444     $455,330
Securities sold under agreements to repurchase              271,558      437,813
Federal funds purchased                                     150,600           --
Treasury, Tax and Loan note                                  16,394        2,574
Other borrowings                                              7,414        5,110
                                                           ---------------------
   Total borrowings                                        $970,410     $900,827
                                                           =====================

Maturity distribution of borrowings at December 31, 1998 (in thousands):

   1999                            $802,430
   2000                              54,000
   2001                              28,759
   2002                              29,000
   2003                              39,187
   2004                              10,182
   2008                               6,852
                                   --------
                    Total          $970,410
                                   ========

Information concerning securities sold under            1998            1997
agreements to repurchase and FHLB advances
is summarized as follows (in thousands):
-------------------------------------------------------------------------------
Average daily balance during the year                $  732,188      $  648,392
Average interest rate during the year                      5.57%           5.61%
Maximum month-end balance during the year             1,063,419         958,110

Investment securities underlying the repurchase agreements at December 31 (in thousands):

                                                       1998               1997
--------------------------------------------------------------------------------
Carrying value                                       $351,404           $460,210
Estimated fair value                                  352,657           $461,676

(13) SUBORDINATED DEBT

In September 1996, the Company sold $75.0 million aggregate principal amount of subordinated debentures. The debentures, which mature in 2006, bear interest at 8.20% per annum payable semiannually. In January, 1994, the Company sold $25.0 million aggregate principal amount of subordinated debentures. The debentures, which mature in 2004, bear interest at 7.75% per annum payable semi-annually. In March 1996, the Company issued $23.0 million aggregate principal amount of subordinated debentures which mature in 2006 and bear interest at 8.75% per annum payable semi-annually. These notes are redeemable at the option of the Company, in whole or in part, at any time after April 1, 2001, at their stated principal amount plus accrued interest, if any. In February 1993, the Company issued $9.0 million aggregate principal amount of subordinated debentures which mature in 2003 and bear interest at 9.5% per annum payable semi-annually. These notes are redeemable at the option of the Company, in whole or in part, at any time after February 15, 2000, at their stated principal amount plus accrued interest, if any. Proceeds of the above issuances were used for general corporate purposes including providing Tier I capital to the subsidiary banks. The debt has been structured to comply with the Federal Reserve Bank rules regarding debt qualifying as Tier 2 capital at the Company.

(14) CAPITAL TRUST SECURITIES

On January 31, 1997, the Company placed $50.0 million in aggregate liquidation amount of 8.98% Capital Securities due February 2027, using HUBCO Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 8.98% Junior Subordinated Debentures due 2027 of the Company.

On June 19, 1998, the Company placed $50.0 million in aggregate liquidation amount of 7.65% Capital Securities due June 2028, using HUBCO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $51.5 million principal amount of 7.65% Junior Subordinated Debentures due 2028 of the Company.

On February 5, 1997, the Company placed $25.0 million in aggregate liquidation amount of 9.25% Capital Securities due March 2027, using JBI Capital Trust I, a statutory business trust formed under the laws of the State of Delaware. The sole asset of the trust, which is the obligor on the Series B Capital Securities, is $25.3 million principal amount of 8.98% Junior Subordinated Debentures due 2027 of the Company. The 8.98% Trust preferred securities are callable by the Company on or after March 31, 2002, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted or certain other contingencies arise.

The net proceeds of the offerings are being used for general corporate purposes and to increase capital levels of the Company and its subsidiaries. The securities qualify as Tier I capital under the capital guidelines of the Federal Reserve.

(15) STOCKHOLDERS' EQUITY

On November 15, 1996, the Company paid a 3% stock dividend to stockholders of record November 4, 1996. On December 1, 1997, the Company paid a 3% stock dividend to stockholders of record on November 13, 1997. On September 1, 1998, the Company paid a 3% stock dividend to stockholders of record on August 14, 1998. On December 1, 1999, the Company paid a 3% stock dividend to stockholders of record on November 26, 1999. As a result, all share data has been retroactively restated.

In December 1996, as part of the Westport acquisition, the Company converted all outstanding preferred shares of Westport into a new class of preferred stock. Holders of the preferred stock are entitled to dividends when and if declared by the Company's Board of Directors. Each share of the preferred stock is convertible at any time at the option of the holder thereof into 33,217 shares of common stock, subject to certain adjustments. Each share is entitled to
33.2175 votes.

In July 1996, as part of the Lafayette acquisition, the Company converted all outstanding Lafayette warrants in Hudson United Bancorp warrants. Each Hudson United Bancorp warrant is exercisable at $6.85 for one share of Hudson United Bancorp common stock. The warrants are exercisable at the option of the holder, until February 1999, at which time the warrants expire. During 1998, 11,997 warrants were exercised resulting in 21,288 outstanding warrants as of December 31, 1998.

In December 1994, the Board of Directors adopted the 1995 Stock Option Plan, which provides for the issuance of up to 1,545,000 stock options or restricted stock grants to employees of the Company in addition to restricted stock awards previously granted. The option or grant price cannot be less than the fair market value of the common stock at the date of the grant and options are granted by the Company's restricted stock committee.

In connection with the PFC, MSB, DFC, IBS, and JEFF acquisitions, all of the outstanding PFC, MSB, DFC, IBS, and JEFF options were converted into options to purchase common stock of the Company. Transactions under these plans are summarized as follows:

                                                 NUMBER OF          OPTION PRICE
                                                    SHARES             PER SHARE
--------------------------------------------------------------------------------
Outstanding, December 31, 1996                   3,743,811         $ 3.44-$21.98
   Granted                                         824,965         $15.37-$32.82
   Exercised                                      (525,162)        $ 5.67-$17.02
   Forfeited/Cancelled                             (32,369)        $13.08-$22.28
                                              ----------------------------------
Outstanding, December 31, 1997                   4,011,245         $ 3.44-$32.82
                                              ----------------------------------
   Granted                                         418,702         $26.88-$34.89
   Exercised                                    (1,417,411)        $ 3.44-$28.66
   Forfeited/Cancelled                             (36,118)        $11.74-$32.83
                                              ----------------------------------
Outstanding, December 31, 1998                   2,976,419         $ 4.86-$34.89
                                              ----------------------------------

As of December 31, 1998, 2,695,629 shares are exercisable. In connection with the BOS, CNB, and SJB acquisitions, the Company issued Hudson United Bancorp common shares to the holders of options to purchase BOS, CNB, and SJB common stock, the value of which was based on the value of the options on the date of acquisition.

The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net income and income per share would have been reduced to the proforma amounts indicated below (in thousands, except share data):

                                                1998         1997         1996
--------------------------------------------------------------------------------
Net income                As reported       $   26,751   $   83,995   $   47,304
                          Pro forma             24,730       81,122       45,819

Basic earnings per share  As reported       $     0.50   $     1.55   $     0.86
                          Pro forma               0.46         1.50         0.84

Diluted earnings per      As reported       $     0.49   $     1.48   $     0.83
   share
                          Pro forma               0.45         1.43         0.80

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for 1998 and 1997: dividend yield of 2.59% to 4.35% for 1998 and 1.80% to 3.36% for 1997;
risk-free interest rates of 5.00% to 5.37% for 1998 and 5.50% to 7.50% for 1997; volatility factors of the expected market price of the Company's common stock of approximately 22% to 29% in 1998 and 15% to 37% in 1997 and an expected life of 7 to 10 years in 1998 and 5 to 10 years in 1997.

The Company has a restricted stock plan in which 566,500 shares of the Company's common stock may be granted to officers and key employees. During 1998 and 1997, 84,495 and 16,686 shares of common stock were awarded which vest between two to five years from the date of grant. The value of shares issued that have not been vested ($2,277) thousand and ($444) thousand has been recorded as a reduction of stockholders' equity for 1998 and 1997, respectively. Amortization of restricted stock awards charged to expense amounted to $275, $135 and $424 in 1998, 1997 and 1996, respectively.

The Company maintained three Employee Stock Ownership Plans (ESOP) which were originally established by MSB and IBS, and Jeff. The ESOP established by IBS was terminated during 1998. Loan payments are funded principally from the Company's contributions to the ESOP on behalf of eligible employees, which are expensed as incurred. Shares purchased by the ESOP are held in a suspense account until allocated to individual participants and are reflected as a reduction of stockholders' equity.

The Company maintained two Bank Recognition and Retention Plan and Trusts (BRP) in which shares of the Company's common stock may be granted to plan participants. These plans were originally established by MSB and IBS but the shares have been fully vested and allocated in 1998. The expense recognized for the BRP and ESOP amounted to $9,953, $4,719, and $3,536 for the years ended December 31, 1998, 1997 and 1996, respectively.

On November 8, 1993, the Company's Board of Directors authorized management to repurchase up to 10 percent of its outstanding common stock each year. The program may be discontinued or suspended at any time, and there is no assurance that the Company will purchase the full amount authorized. The acquired shares are to be held in treasury to be used for stock option and other employee benefit plans, stock dividends, with the issuance of common stock in pending or future acquisitions. During 1998, the Company purchased 2.1 million shares at an aggregate cost of $70.1 million. Most of these shares were reissued during 1998, primarily in connection with the 3% stock dividend and the exercise of stock options.

(16) EARNINGS PER SHARE

In the fourth quarter of 1997, the Company adopted SFAS No. 128, "Earnings Per Share." This statement established standards for computing and presenting earnings per share and requires dual presentation of basic and diluted earnings per share. A reconciliation of net income to net income available to common stockholders and of weighted average common shares outstanding to weighted average common shares outstanding assuming dilution follows (in thousands, except share data):

                                                            Year Ended
                                                           December 31,
                                                 -------------------------------
                                                   1998        1997        1996
                                                 -------------------------------
Basic Earnings Per Share
Net income                                       $26,751     $83,995     $47,304
Less: Preferred stock dividends                        0       1,117         967
                                                 -------------------------------
Net income available to common
   stockholders                                  $26,751     $82,878     $46,337
Weighted average common shares
   outstanding                                    53,380      53,488      53,690

Basic Earnings Per Share                         $  0.50     $  1.55     $  0.86
                                                 ===============================

Diluted Earnings Per Share
Net income                                       $26,751     $83,995     $47,304
Less: Preferred stock dividends                        0         467         142
                                                 -------------------------------
Net income available to shareholders             $26,751     $83,528     $47,162
Weighted average common shares
   outstanding                                    53,380      53,488      53,690
Effect of Dilutive Securities:
   Convertible Preferred Stock                        23       1,038       1,395
   Warrants                                           23          38          44
   Unearned MRP                                       --         180         252
   Stock Options                                   1,727       1,764       1,467
                                                 -------------------------------
                                                  55,153      56,508      56,848

Diluted Earnings Per Share                       $  0.49     $  1.48     $  0.83
                                                 ===============================

(17) RESTRICTIONS ON BANK DIVIDENDS, LOANS OR ADVANCES

Certain restrictions exist regarding the ability of Hudson, Lafayette, and Bank of the Hudson to transfer funds to the Company in the form of cash dividends, loans or advances. New Jersey state banking regulations allow for the payment of dividends in any amount provided that capital stock will be unimpaired and there remains an additional amount of paid-in capital of not less than 50 percent of the capital stock amount. Connecticut state banking regulations allow for the declaration and payment of cash dividends only from the current year's and the two prior years' retained net profits. Office of Thrift Supervision (OTS) regulations, which apply to Bank of the Hudson, allow for an institution that has capital in excess of all fully phased-in regulatory capital requirements before and after a proposed capital distribution and that is not otherwise restricted in making capital distributions, to make capital distributions during a calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" at the beginning of the calendar year, or (ii) 75% of its net earnings for the previous four quarters. As of December 31, 1998, $368.1 million was available for distribution to the Company from Hudson, $7.3 million was available for distribution to the Company from Lafayette and approximately $8.2 was available for distribution to the Company from Bank of the Hudson.

Under Federal Reserve regulations, each of the Banks is limited as to the amounts it may loan to its affiliates, including the Company. All such loans are required to be collateralized by specific obligations. During 1994, the Company obtained a loan from Hudson United Bank for $4 million in order to finance the purchase of its administrative facility. The loan has been collateralized by the property.

In conformity with the OTS regulations, a "liquidation account" was established for Bank of the Hudson and acquired banks at the time of their conversion to the stock form of ownership. In the unlikely event of a complete liquidation of Bank of the Hudson, holders of savings accounts with qualifying deposits, who continue to maintain their savings accounts, would be entitled to a distribution from the "liquidation account" in an amount equal to their then current adjusted savings account balance before any liquidation distribution could be made with respect to capital stock. The balance in the "liquidation account" was $12.3 million at December 31, 1998, for Bank of the Hudson. This amount may not be utilized for the payment of cash dividends to the Company.

(18) LEASES

Total rental expense for all leases amounted to approximately $12.7 million, $8.3 million and, $8.8 million in 1998, 1997 and 1996, respectively.

At December 31, 1998, the minimum total rental commitments under all noncancellable leases on bank premises with initial or remaining terms of more than one year were as follows (in thousands):

      1999                                                        $ 7,706
      2000                                                          6,830
      2001                                                          6,125
      2002                                                          5,269
      2003 and Thereafter                                          19,182

It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases of other properties.

(19) COMMITMENTS AND CONTINGENT LIABILITIES

The Company and its subsidiaries, from time to time, may be defendants in legal proceedings. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of these legal proceedings will not have a material effect on the consolidated financial statements. In the normal course of business, the Company and its subsidiaries have various commitments and contingent liabilities such as commitments to extend credit, letters of credit and liability for assets held in trust which are not reflected in the accompanying financial statements. Loan commitments, commitments to extend lines of credit and standby letters of credit are made to customers in the ordinary course of business. Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Company's normal credit policies. The Company's maximum exposure to credit loss for loan commitments, primarily unused lines of credit and standby letters of credit outstanding at December 31, 1998 was $1.2 billion and $60.6 million, respectively. Commitments under commercial letters of credit used to facilitate customers trade transactions were $1.0 million at December 31, 1998.

(20) HUDSON UNITED BANCORP (PARENT COMPANY ONLY) FINANCIAL INFORMATION

(in thousands)                                                                      DECEMBER 31,
                                                                                 -------------------
BALANCE SHEETS                                                                     1998       1997
                                                                                 -------------------
ASSETS:
Cash                                                                             $ 43,670   $ 15,028
Federal Funds                                                                         600         --
Securities:
    Available for sale                                                             32,551      7,942
    Held to maturity                                                                  802        903
Investment in subsidiaries                                                        732,434    814,113
Investments in Banks' subordinated notes                                           23,000     23,000
Accounts receivable                                                                13,526      9,246
Premises and equipment, net                                                         7,387      6,084
Other assets                                                                       41,537     11,723
                                                                                 -------------------
                                                               TOTAL ASSETS      $895,507   $888,039
                                                                                 ===================
LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable                                                                 $ 15,601   $  5,293
Notes payable-subsidiaries                                                          2,449      2,822
ESOP obligation                                                                        --        182
Dividends payable                                                                       4      1,365
Accrued taxes and other liabilities                                                 9,228      9,518
                                                                                 -------------------
                                                                                   27,282     19,180
Subordinated Debt                                                                 123,000    125,750
Company-obligated mandatorily redeemable preferred capital
   securities of three subsidiary trusts holding solely junior
   subordinated debentures of the Company                                         125,300     75,300
                                                                                 -------------------
                                                          TOTAL LIABILITIES       275,582    220,230

Stockholders' equity                                                              619,925    667,809
                                                                                 -------------------
                                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $895,507   $888,039
                                                                                 ===================

(in thousands)                                           YEAR ENDED DECEMBER 31,
                                                     --------------------------------
STATEMENTS OF INCOME                                   1998        1997        1996
-------------------------------------------------------------------------------------
INCOME:
   Cash dividends from bank subsidiaries             $ 33,244    $ 54,824    $ 54,045
   Interest                                             4,687       7,934       3,499
   Securities gains                                     3,698       8,601       1,063
   Rental income                                        1,166       1,165       1,093
   Other                                               24,489      12,708       3,063
                                                     --------------------------------
                                                       67,284      85,232      62,763

EXPENSES:
General and administrative                             30,836      21,966       8,829
Interest                                               19,585      17,829       5,909
                                                     --------------------------------
                                                       50,421      39,795      14,738
                                                     --------------------------------
Income before income taxes and equity in
   undistributed net income of subsidiaries            16,863      45,437      48,025
Income taxes                                           (6,529)     (2,135)     (1,550)
                                                     --------------------------------
                                                       23,392      47,572      49,575
Equity in undistributed net income of subsidiaries      3,359      36,423      (2,271)
                                                     --------    --------    --------
                                         NET INCOME  $ 26,751    $ 83,995    $ 47,304
                                                     ================================

(in thousands)                                                                            YEAR ENDED DECEMBER 31,
STATEMENTS OF CASH FLOWS                                                               1998        1997        1996
                                                                                     --------------------------------
Operating activities:
   Net income                                                                        $ 26,751    $ 83,995    $ 47,304
   Adjustments to reconcile net income to net cash provided by (used in) operating activities-
      Amortization and depreciation                                                       701         523         380
      Amortization of restricted stock                                                    275         135         424
      Securities gains                                                                 (3,698)     (8,601)     (1,063)
      Equity in undistributed net income                                                1,071      (6,645)     (6,802)
      Decrease (increase) in investment in subsidiaries                                81,929     (36,352)    (52,070)
      IBSF fiscal year adjustment                                                       1,539          --          --
      (Increase) decrease in accounts receivable                                       (4,305)     (1,764)      7,238
      (Increase) decrease in other assets                                             (29,789)      3,663       1,076
      Decrease in notes payable                                                          (373)       (372)       (372)
      Increase (decrease) in accounts payable                                          10,308       4,435        (517)
      (Decrease) increase in accrued taxes and other liabilities                        8,066      (6,990)      3,125
                                                                                     --------------------------------
                            NET CASH PROVIDED (USED IN) OPERATING ACTIVITIES           92,475      32,027      (1,277)
                                                                                     --------------------------------
Investing activities:
   Proceeds from sale of securities                                                    13,961      78,174      11,742
   Proceeds from maturities of securities                                               4,895      20,142      20,437
   Purchase of securities                                                             (39,686)    (91,586)    (29,253)
   Investments in subsidiaries                                                             --     (25,300)    (23,000)
   Net decrease in loans                                                                   --          --         426
   Capital expenditures                                                                (1,985)     (3,414)       (302)
                                                                                     --------------------------------
                                       NET CASH USED IN INVESTING ACTIVITIES          (22,815)    (21,984)    (19,950)
                                                                                     --------------------------------
Financing activities:
   Proceeds from issuance of common stock                                              13,385       4,756      22,592
   Proceeds from issuance of preferred stock                                               --         106          --
   Net proceeds from issuance of capital trust securities                              48,737      74,550          --
   Net proceeds from issuance of subordinated debt                                     (2,750)         --      96,738
   Redemption of preferred stock                                                           --        (143)         --
   Dividends paid                                                                     (39,706)    (32,847)    (26,212)
   Purchase of treasury stock                                                         (70,138)    (83,614)    (40,004)
   Sale of treasury stock                                                                 175         306         286
   Termination of ESOP                                                                 10,220          --          --
   Infusion of capital into subsidiary                                                     --      24,018     (33,513)
   Other                                                                                 (341)      3,731       5,719
                                                                                     --------------------------------
                         NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES          (40,418)     (9,137)     25,606
                                                                                     --------------------------------
                                       INCREASE IN CASH AND CASH EQUIVALENTS           29,242         906       4,379
                              CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR           15,028      14,122       9,743
                                                                                     --------------------------------
                                    CASH AND CASH EQUIVALENTS AT END OF YEAR         $ 44,270    $ 15,028    $ 14,122
                                                                                     ================================

(21) SUMMARY OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following quarterly financial information for the two years ended December 31, 1998 and 1997 is unaudited. However, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the results of operations for the periods are reflected. Results of operations for the periods are not necessarily indicative of the results of the entire year or any other interim period.

                                                         THREE MONTHS ENDED
(Dollars in thousands)                March 31(a)    June 30(a)   September 30(a)  December 31
                                      --------------------------------------------------------
1998
Net interest income                   $ 80,917      $ 82,712          $ 83,940        $ 81,281
Provision for possible loan losses       8,444         7,068             8,905          11,190
Income (loss) before income taxes       28,269         8,574           (25,203)         32,095
Net income (loss)                       18,205         4,062           (19,924)         24,408
Earnings (loss) per share-basic           0.34          0.08             (0.38)           0.46
Earnings (loss) per share-diluted         0.33          0.07             (0.38)           0.45

1997
Net interest income                   $ 79,862      $ 82,702          $ 83,147        $ 80,833
Provision for possible loan losses       3,439         3,981             5,693          11,329
Income before income taxes              34,062        35,991            37,776          25,231
Net income                              20,953        22,935            23,040          17,067
Earnings per share-basic                  0.39          0.42              0.43            0.31
Earnings per share-diluted                0.37          0.40              0.41            0.30

(a) Net income and related per share amounts for these periods in 1998 were significantly impacted by merger related and restructuring costs resulting from the 1998 acquisitions of BOS, PFC, MSB, CFHC, IBS, and DFC (see Note 2) and the writedown of assets held for sale.

(22) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash, loan agreements, accounts receivable and payable, debt securities, deposit liabilities, loan commitments, standby letters of credit and financial guarantees, among others. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale.

Estimated fair values have been determined by the Company using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used, the estimated fair values and recorded book balances of the Company's financial instruments at December 31, 1998 and 1997 were as follows:

Cash and cash equivalents include cash and due from bank balances and Federal funds sold. For these instruments, the recorded book balance approximates their fair value.

For securities in the Company's portfolio, fair value was determined by reference to quoted market prices. In the few instances where quoted market prices were not available, prices for similar securities were used. Additional detail is contained in Note 4 to these consolidated financial statements.

                                                                  1998                      1997
                                                         ESTIMATED     RECORDED    ESTIMATED     RECORDED
                                                         FAIR VALUE   BOOK VALUE   FAIR VALUE   BOOK VALUE
----------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                $  379,279   $  379,279   $  729,511   $  729,511
Investment securities available for sale                  2,660,308    2,660,308    1,900,428    1,900,428
Investment securities held to maturity                      639,263      635,648      829,395      820,928

The Company aggregated loans into pools having similar characteristics when comparing their terms, contractual rates, type of collateral, risk profile and other pertinent loan characteristics. Since no active market exists for these pools, fair values were estimated using the present value of future cash flows expected to be received. Loan rates currently offered by the Bank were used in determining the appropriate discount rate.

                                                                  1998                      1997
                                                         ESTIMATED     RECORDED    ESTIMATED     RECORDED
                                                         FAIR VALUE   BOOK VALUE   FAIR VALUE   BOOK VALUE
----------------------------------------------------------------------------------------------------------
Loans, net of allowance, and assets held for sale         4,869,509   $ 4,823,747  $ 4,876,805  $ 4,826,531

The fair value of demand deposits, savings deposits and certain money market accounts approximates their recorded book balances. The fair value of fixed maturity certificates of deposit was estimated using the present value of discounted cash flows based on rates currently offered for deposits of similar remaining maturities.

                                                                  1998                      1997
                                                         ESTIMATED     RECORDED    ESTIMATED     RECORDED
                                                         FAIR VALUE   BOOK VALUE   FAIR VALUE   BOOK VALUE
----------------------------------------------------------------------------------------------------------
Deposits                                                 $6,592,419   $ 6,773,236  $ 6,779,252  $ 6,777,047

The fair value for accrued interest receivable and the cash surrender value of life insurance policies approximates their respective recorded book balance. The fair value of borrowed funds is estimated using the present value of discounted cash flows based on the rates currently offered for debt instruments of similar remaining maturities.

                                                                  1998                      1997
                                                         ESTIMATED     RECORDED    ESTIMATED     RECORDED
                                                         FAIR VALUE   BOOK VALUE   FAIR VALUE   BOOK VALUE
----------------------------------------------------------------------------------------------------------
Accrued interest receivable                              $   64,370   $    64,370  $    56,984  $   56,984
Cash surrender value of life insurance                       22,282        22,282       19,132      19,132
Borrowings                                                  969,215       970,410      901,094     900,827

The fair value of the subordinated debt and capital trust securities was determined by reference to quoted market prices.

                                                                  1998                      1997
                                                         ESTIMATED     RECORDED    ESTIMATED     RECORDED
                                                         FAIR VALUE   BOOK VALUE   FAIR VALUE   BOOK VALUE
----------------------------------------------------------------------------------------------------------
Subordinated Debt                                        $  139,481       132,000  $   140,358     134,750
Capital Trust Securities                                    127,512       125,300       78,716      75,300

The Company's remaining assets and liabilities, which are not considered financial instruments, have not been valued differently than has been customary with historical cost accounting. There is no material difference between the notional amount and estimated fair value of off-balance sheet items which are primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding.

For certain homogeneous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(23) REGULATORY MATTERS

The Company and its subsidiary banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require each of the Banks to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier I capital (as defined) to average assets (as defined) for Hudson and Lafayette, and tangible and core capital (as defined) to adjusted total assets (as defined) for Bank of the Hudson. Management believes, as of December 31, 1998, that the Company and its subsidiary banks meet all capital adequacy requirements to which they are subject.

The Bank's actual capital amounts and ratios at December 31 are presented in the following table:

                                                                                          To Be Well Capitalized
                                                                        For Capital       Under Prompt Corrective
                                                    Actual           Adequacy Purposes       Action Provisions
                                             --------------------------------------------------------------------
                                               Amount       Ratio    Amount       Ratio     Amount          Ratio
                                             --------------------------------------------------------------------
AS OF DECEMBER 31, 1998:
Total Capital to Risk Weighted Assets:
Hudson United Bancorp                        $845,449       16.3%   $416,043      >8.0%   $520,053         >10.0%
Hudson United Bank                            440,666       14.0%    252,749      >8.0%    315,936         >10.0%
Lafayette American Bank                       166,744       13.7%     97,751      >8.0%    122,188         >10.0%
Bank of the Hudson                            103,042       12.9%     63,770      >8.0%     79,713         >10.0%

Tier I Capital to Risk Weighted Assets:
Hudson United Bancorp                         647,498       12.5%    208,021      >4.0%    312,032          >6.0%
Hudson United Bank                            373,251       11.8%    126,374      >4.0%    189,561          >6.0%
Lafayette American Bank                       151,316       12.3%     48,875      >4.0%     73,313          >6.0%
Bank of the Hudson                             93,042       11.7%     31,885      >4.0%     47,828          >6.0%

Tier I Capital to Average Assets:
Hudson United Bancorp                         647,498        7.4%    349,028      >4.0%    436,285          >5.0%
Hudson United Bank                            373,251        7.7%    193,733      >4.0%    242,167          >5.0%
Lafayette American Bank                       151,316        5.9%    101,890      >4.0%    127,362          >5.0%
Bank of the Hudson                             93,042        6.9%     53,829      >4.0%     67,287          >5.0%

Tangible Capital to Adjusted Total Assets:
Bank of the Hudson                             93,134        7.2%     19,309      >1.5%        N/A           N/A

Core Capital to Adjusted Total Assets
Bank of the Hudson                             93,134        7.2%     38,617      >3.0%     64,362          >5.0%

                                                                                          To Be Well Capitalized
                                                                        For Capital       Under Prompt Corrective
                                                    Actual           Adequacy Purposes       Action Provisions
                                             --------------------------------------------------------------------
                                               Amount       Ratio    Amount       Ratio     Amount          Ratio
                                             --------------------------------------------------------------------
AS OF DECEMBER 31, 1997:
Total Capital to Risk Weighted Assets:
Hudson United Bancorp                        $870,825       17.6%   $395,885      >8.0%   $494,856         >10.0%
Hudson United Bank                            513,309       18.1%    227,138      >8.0%    283,923         >10.0%
Lafayette American Bank                       198,938       15.8%    100,950      >8.0%    126,188         >10.0%
Bank of the Hudson                            116,726       12.6%     74,038      >8.0%     92,547         >10.0%

Tier I Capital to Risk Weighted Assets:
Hudson United Bancorp                         673,929       13.6%    197,942      >4.0%    296,914          >6.0%
Hudson United Bank                            443,017       15.6%    113,569      >4.0%    170,354          >6.0%
Lafayette American Bank                       182,948       14.5%     50,475      >4.0%     75,713          >6.0%
Bank of the Hudson                            105,149       11.4%     37,019      >4.0%     55,528          >6.0%

Tier I Capital to Average Assets:
Hudson United Bancorp                         673,929        8.1%    332,445      >4.0%    415,557          >5.0%
Hudson United Bank                            443,017        9.9%    178,410      >4.0%    223,012          >5.0%
Lafayette American Bank                       182,948        8.2%     89,169      >4.0%    111,461          >5.0%
Bank of the Hudson                            105,149        6.5%     64,893      >4.0%     81,117          >5.0%

Tangible Capital to Adjusted Total Assets:
Bank of the Hudson                            105,274        6.6%     23,991      >1.5%        N/A            N/A

Core Capital to Adjusted Total Assets :
Bank of the Hudson                            105,274        6.6%     47,983      >3.0%     79,971          >5.0%

(24) SUBSEQUENT EVENTS

On March 20, 1999, the Company acquired Little Falls Bancorp, Inc. in a combination stock and cash transaction. Little Falls Bancorp, Inc. had assets of approximately $341 million and operated six offices in the New Jersey counties of Hunterdon and Passaic. The merger was accounted for under the purchase method of accounting.

On March 26, 1999, the Company completed its purchase of $151 million in deposits and a retail branch office in Hartford, Connecticut from First International Bank.

On September 10, 1999, the Company announced an agreement to acquire Lyon Credit Corporation, a $350 million asset finance company and subsidiary of Credit Lyonnais Americas. This acquisition closed on October 22, 1999 and was accounted for under the purchase method of accounting.

On November 30, 1999, the Company completed its acquisition of Jeffbanks, Inc. ("Jeff"). Jeff was merged into the Company and its wholly-owned subsidiaries were merged into Hudson United. In the merger, each share of Jeff common stock was converted into .9785 shares of the Company. Jeff had $1.8 billion of assets and the combination was treated as a pooling of interests for accounting purposes. The financial statements have been restated to include Jeff for all periods presented.

On December 1, 1999, the Company completed its acquisition of Southern Jersey Bancorp ("SJB"). SJB was merged into the Company and its wholly-owned subsidiary was merged into Hudson United. In the merger, each share of SJB common stock was converted into 1.2978 shares of the Company. SJB had $425 million of assets and the combination was treated as a pooling of interests for accounting purposes. The financial statements have been restated to include SJB for all periods presented.

On December 1, 1999, the Company completed a purchase and sale transaction in which Hudson United Bank acquired the loans (approximately $148 million) and other financial assets, as well as assumed the deposit liabilities (approximately $112 million) of Advest Bank and Trust. In addition, a strategic partnership with Advest, Inc. was consummated on October 1, 1999, in which Hudson United Bank will become the exclusive provider of banking products and services to the clients of Advest, Inc.

                              REPORT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

To the Stockholders of Hudson United Bancorp:

We have audited the accompanying supplemental consolidated balance sheets of Hudson United Bancorp (a New Jersey corporation) and subsidiaries as of December 31, 1998 and 1997, and the related supplemental consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental financial statements referred to above present fairly, in all material respects, the financial position of Hudson United Bancorp and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP
Roseland, New Jersey
December 15, 1999